Exhibit 10.1

***PORTIONS OF THIS EXHIBIT MARKED BY BRACKETS (“[***]”) OR OTHERWISE INDICATED HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.  THE OMITTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***

LICENSE AGREEMENT

This License Agreement (this “Agreement”) is entered into as of the date of the last signature (“Effective Date”), by and between Callaway Golf Company, a Delaware corporation (“Callaway Golf”) and Sport Haley, Inc., a Colorado corporation (“Licensee”).

RECITALS

A.            Licensee wishes to receive an exclusive license to use certain of Callaway Golf’s trademarks to develop, manufacture, market and distribute apparel pursuant to this Agreement.

B.            Callaway Golf is willing to license and allow Licensee to use certain of its trademarks on such products only upon the terms and conditions set forth in this Agreement.

AGREEMENT

In consideration of the foregoing recitals which are hereby incorporated herein, the covenants hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Article 1.               Grant of Trademark Licenses

1.1           Grant of Exclusive License.  For the term of this Agreement and subject to the other terms and conditions of this Agreement, Callaway Golf hereby grants to Licensee an exclusive in the Territory (hereafter defined), non-transferable, non-assignable, terminable (in accordance with the terms of this Agreement), royalty-bearing right and license to use the Licensed Trademarks (hereafter defined) solely in connection with developing, manufacturing, marketing and distributing the Exclusive Products (hereafter defined) only in the Authorized Distribution Channels (hereafter defined) throughout the Territory.  Callaway Golf reserves the right to use and/or license others to use the Licensed Trademarks in the Territory on any products not specifically listed as Exclusive Products herein.  Callaway Golf represents and warrants that it has the full rights, ownership and power to grant an exclusive license to Licensee to use the Licensed Trademarks and to develop, manufacture, market and distribute the Licensed Products in the Territory.

1.2           NOT USED

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1.3           No Sublicense.  Except as specifically set forth in Article 9 hereof, this Agreement does not confer upon Licensee a right to sublicense, assign, or transfer any of the contractual rights or licenses granted to Licensee under this Agreement without Callaway Golf’s prior written consent, and any attempted sublicense, assignment or transfer in contravention of this Section shall automatically be null and void.

1.4           Territory.  For purposes of this Agreement, the term “Territory” shall mean the specific countries or territories listed in Exhibit A.  Unless otherwise agreed by Callaway Golf in a separate writing, Licensee agrees not to sell products bearing a Licensed Trademark in any country in the Territory unless and until such Licensed Trademark: (i) has been registered in such country for all such products; or (ii) an application to register such Licensed Trademark for all such products is pending in such country for all such products.  The filing and prosecution of trademark applications for registrations shall be in Callaway Golf’s sole discretion and, if deemed necessary by Callaway Golf, shall be filed or prosecuted by Callaway Golf in accordance with Section 6.3 below.

1.5           Licensed Trademarks.

(a)           For purposes of this Agreement, the term “Licensed Trademarks” shall mean those trademarks listed in Exhibit B and those additional trademarks subsequently added to Exhibit B by Callaway Golf in its sole discretion from time to time.  Callaway Golf, in its sole discretion from time to time, by written notice to Licensee may delete one or more of the Licensed Trademarks listed in Exhibit B other than the BEN HOGAN trademark (i) if Callaway Golf discontinues the marketing of substantially all products associated with such Licensed Trademarks, (ii) Callaway Golf determines that the use of such Licensed Trademark is no longer consistent with its then current marketing strategy or (iii) a claim or lawsuit is asserted or instituted against Callaway Golf with respect to such Licensed Trademarks.  Upon Callaway Golf’s deletion of any such marks, Licensee shall cease using such marks and shall thereafter no longer have any rights in or to such marks.

(b)           Except as otherwise set forth herein, Licensee shall not use the Licensed Trademarks in connection with designing, sourcing, manufacturing, advertising, promoting, distributing or selling any product or service, directly, indirectly or in any other manner, other than the Licensed Products.  Except for such licenses and rights as are specifically granted in or pursuant to this Agreement, Licensee shall have no rights, express or implied, in the Licensed Trademarks, any other patent, trademark, service mark, copyright, trade dress or any goodwill derived from or associated therewith or any other intellectual property rights of Callaway Golf.

1.6           Products.  For purposes of this Agreement, (i) the terms “Exclusive Products” shall mean those products designated as such in Exhibit C and (ii) the term “Licensed Products” shall mean the Exclusive Products bearing the Licensed Trademarks.

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1.7           Authorized Distribution Channels.  For purposes of this Agreement, the term “Authorized Distribution Channels” shall mean those retailers and/or other entities described in Exhibit D to which Licensee is permitted to sell or distribute the Licensed Products.  Licensee shall not sell or distribute Licensed Products bearing the Licensed Trademarks to any person or entity outside of the Authorized Distribution Channels in the Territory except as authorized in accordance with Exhibit D of this Agreement. Unless approved by Callaway Golf in advance and in writing, and except for Licensee’s and its customers’ Internet activities in effect as of the Effective Date, which activities may not be expanded without the prior written approval of Callaway Golf in each instance, Licensee may not sell Licensed Products through the Internet and shall use its best efforts to prevent its customers in the Authorized Distribution Channels from selling Licensed Products through the Internet.

1.8           Callaway Golf Sales.

(a)           The foregoing notwithstanding, Callaway Golf reserves the right to use and/or license others to use the Licensed Trademarks on any Exclusive Products solely for gifts and promotions to Callaway Golf employees, on-site guests and endorsers, including without limitation, professional athletes and celebrities (“Internal Exclusive Products”), provided that (except for such sales of Internal Exclusive Products) Callaway Golf shall not be permitted to resell any such Internal Exclusive Products in the Territory and provided that for all Internal Exclusive Products Callaway Golf desires to order for sales, gifts or promotion to employees or on-site guests within the Territory, Licensee shall act as the exclusive supplier of such Internal Exclusive Products.

(b)           Licensee shall sell Licensed Products (including any Exclusive Products ordered by Callaway Golf from Licensee) to Callaway Golf pursuant to this Section 1.8 at prices and terms not to exceed the most favorable prices and terms it sells Licensed Products to the Authorized Distribution Channels, less any amounts equal to the royalty rate with respect to such Licensed Product (no Royalties shall be payable to Callaway Golf with respect to any sales of the Licensed Products to Callaway Golf).

1.9           Sole Dealings.  Licensee agrees that, during the Term of this Agreement, it will not enter into any agreement or arrangement with any competitors of Callaway Golf to develop, market, and/or sell footwear products including, without limitation, orthotic products, bearing the marks of Licensee and a competitor without the prior written consent of Callaway Golf.

Article 2.               Royalties

2.1           Amount of Royalty.  Licensee shall pay, in United States Dollars, royalties to Callaway Golf for all Net Sales (as defined below) of Licensed Products in the amounts set forth in Exhibit E and subject to the provisions of Section 2.2 of this Agreement.  No royalties shall be payable to Callaway Golf with respect to any sales

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and/or shipments to Callaway Golf or its subsidiaries.  For purposes of this Agreement, “Net Sales” shall mean Licensee’s gross sales (the gross invoice amount billed customers) of Licensed Products, less any discounts and allowances actually shown on the invoice and further, less any bona fide returns (net of all returns actually made or allowed as supported by credit memoranda actually issued to the customer).  No costs incurred in the manufacturing, selling, advertising, and distribution of the Licensed Products shall be deducted nor shall any deduction be allowed for any uncollectible accounts or allowances.

2.2           Minimum Royalties.  In order to induce Callaway Golf to enter into this Agreement, Licensee shall pay to Callaway Golf royalties in an amount at least equal to the minimum annual royalties set forth in Exhibit F (the “Minimum Annual Royalties”) for the selling periods listed therein as follows.  To the extent the actual royalties paid for a given selling period are less than the Minimum Annual Royalties for such selling period, Licensee shall pay the difference between the Minimum Annual Royalties for such selling period and the actual royalties paid for such selling period.  The payment of such difference shall accompany the first royalty payment described below payable following the end of the immediately preceding selling period.   The Minimum Annual Royalties are for each selling period as indicated and may not be offset by royalties paid for a prior selling period (if applicable) even if the prior periods actual royalties exceeded the required minimums.  Minimum Annual Royalties which exceed the actual royalties for a given period may not be used as an offset against actual or minimum royalties payable for a future selling period (if applicable).

2.3           Payment of Royalties; Related Reports.  Royalty Payments hereunder shall be due and payable in four (4) quarterly installments by the dates set forth in Exhibit E with the first installment for each period being made with respect to the first three (3) months of the selling period, the second installment for each period being made with respect to the second three (3) months of the selling period, third installment for each period being made with respect to the third three (3) months of the selling period and the fourth installment for each period being made with respect to the fourth three (3) months of the selling period.  Along with each such payment, Licensee shall send to Callaway Golf a report summarizing Net Sales of Licensed Products, listed in units and dollars, and categorized by (i) each Authorized Distribution Channel, (ii) each type of Licensed Product, (iii) giveaways and promotions (with respect to which no royalty shall be payable) and (iv) sales to Callaway Golf during the applicable selling period (with respect to which no royalty is payable).  Such report shall also include a detailed computation of the royalty payments (including the MSRP, Net Sales and number of units sold for each category of Licensed Product and the amount of any applicable taxes withheld) due to Callaway Golf for that three-month period.  When submitting each royalty payment to Callaway Golf, Licensee shall also provide a report indicating open orders for Licensed Products by month for the next six (6) months.

2.4           Manner of Payment.  All payments provided for herein shall be paid to Callaway Golf as directed by Callaway Golf in writing from time to time.  At least ten (10) days prior to the payment to Callaway Golf of any amount due under this Agreement,

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Licensee shall notify Callaway Golf in writing of the amount to be paid and the date of payment.  Within seven (7) days of its receipt of such notice, Callaway Golf shall provide Licensee with written instructions as to how payment should be made.  If no payment instructions are received from Callaway Golf, then payment shall be made as directed in the most recent payment instruction received from Callaway Golf.  Any payments which are not timely remitted as provided for in this Article shall bear interest at the lesser of the announced prime rate of the Wells Fargo Bank, San Francisco, California then in effect plus two percent (2%) or the maximum rate allowed by law, and such interest shall begin to accrue as of the first day when said payment was initially due.  Callaway Golf’s acceptance of any payment hereunder shall not affect its right to challenge the amount of such payment.

2.5           Tax Withholding.  If Licensee is required by applicable law or treaty (including without limitation the United States-Japan Double Taxation Convention) to withhold income taxes from the payments to be made to Callaway Golf hereunder, it must do so at the lowest rate allowed by such law or treaty.  If any such amounts are required to be withheld, Licensee shall promptly effect timely payment thereof to the appropriate governmental authority and shall promptly transmit to Callaway Golf official tax receipts or other official evidence of payment issued by such governmental authority, along with such other information as Callaway Golf shall reasonably request.

2.6           Books and Record and Audit Right.  Licensee agrees to keep (and, if applicable, shall use commercially reasonable efforts to cause its authorized subcontractors to keep), maintain and preserve, for the term of this Agreement and for a period of three (3) years thereafter, complete and accurate books of account and records memorializing all transactions relating to this Agreement, including, without limitation, invoices, correspondence, inventory, accounting, banking and financial records (collectively, “Records”).  Such Records shall, if applicable, be maintained in accordance with accounting principles generally accepted in the United States of America.  Callaway Golf and its duly authorized representatives shall have the right, after the giving of at least five (5) days advance written notice and at all reasonable hours of the business day, to examine and audit all Licensed Products Records and all other relevant documents and materials in Licensee’s possession or control (or, if applicable, in Licensee’s authorized subcontractors’ control) relating directly or indirectly to its performance under this Agreement, in order to determine its compliance with all of the provisions of this Agreement.  In the event the audit discloses an underpayment to Callaway Golf, Licensee (or, if applicable, Licensee’s authorized subcontractors) will forthwith pay Callaway Golf the difference with interest thereon at the rate set forth in Section 2.4 for late payments and such interest shall begin to accrue as of the first day when said underpayment was originally due.  Callaway Golf shall pay the fees and costs of any such audit, provided, however, that in the event the audit discloses an underpayment greater than two percent (2%) of the amount of royalty due Callaway Golf for any royalty payment period, the fees and costs of the audit shall be paid by Licensee.  In the event the audit discloses an overpayment by Licensee to Callaway Golf, Callaway Golf, at Licensee’s option, shall refund the overpayment or apply it to the

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next period’s royalty payment, in either case with interest at the rate set forth in Section 2.4 for late payments, beginning at the date the payment was initially received.

2.7           Financial Statements.  Within ninety (90) days after the end of each of Licensee’s fiscal years while this Agreement is in effect, and upon the request of Callaway Golf, Licensee shall deliver to Callaway Golf a copy of its financial statements (including a balance sheet, income statement, and such other statements as are reasonably requested by Callaway Golf) prepared in accordance with accounting principles generally accepted in United States of America and audited by a reputable auditing firm. Further, Licensee shall notify Callaway Golf in writing of any adverse material change in Licensee’s financial condition that will likely affect its performance under this Agreement at the time such material change occurs or when Licensee learns of the possibility of such a change, whichever is sooner.  Callaway Golf agrees to treat such financial statements as the Proprietary Information of Licensee (as such term is defined in Article 10 hereof) and shall not disclose such information except as permitted in Article 10 of this Agreement. The foregoing delivery and notification requirements in this Section 2.7 shall be deemed satisfied by Licensee’s timely filing with the Securities and Exchange Commission (“SEC”) of its Forms 10-Q, 10-K, 8-K or amendments thereof on the SEC’s EDGAR filing system and providing Callaway Golf with copies thereof as and when so requested by Callaway Golf.

2.8           Notice of Change in Control.  Licensee shall provide Callaway Golf with at least forty-five (45) days notice (“Change Notice”) prior to consummation of a transaction or completion of an event that would constitute a Change of Control of Licensee.  For purposes of this Agreement, “Change of Control” means: (a) when a person or entity acquires, after the Effective Date, directly or indirectly, beneficial ownership of (i) thirty percent (30%) or more of the then outstanding voting stock of Licensee; or (ii) securities exchangeable or convertible into voting stock of Licensee equal to or greater than thirty percent (30%) of the outstanding voting stock of Licensee based upon the number of shares of voting stock outstanding as of the date of issuance of the exchangeable or convertible securities; (b) when a reorganization, merger, or consolidation of Licensee with any other person or entity results in a change of thirty percent (30%) or more of the direct or indirect beneficial ownership of the then outstanding voting stock of Licensee; (c) upon the sale or other disposition by Licensee of all or substantially all of Licensee’s assets; or (d) when individuals who, as of the Effective Date constitute the board of directors of Licensee cease for any reason to constitute at least a majority of the board of directors of Licensee.  Notwithstanding the foregoing, Callaway Golf acknowledges that Licensee’s securities are publicly traded, and agrees that Licensee shall be deemed to have given Callaway Golf timely Change Notice under this Section 2.8 if Licensee does so within four (4) business days following the earlier of (y) Licensee’s knowledge that a Change of Control is likely within forty-five (45) days, or (z) the filing by any person or entity with the SEC on the EDGAR filing system of consummation of a transaction or completion of an event (or intent to consummate a transaction or complete an event) that would constitute a Change of Control of Licensee.

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Article 3.               Product Development and Quality Control

3.1           Licensee Acknowledgement.  Licensee acknowledges that Callaway Golf has made a substantial investment in developing golf products with high quality and design and in developing and fostering an image and reputation of high quality, design, prestige and integrity under the Licensed Trademarks, and that the consuming public and industry now associate the Licensed Trademarks with products of consistently high quality and design.  It is intended by the parties that the Licensed Products will be a high quality line of goods consistent with the existing reputation of Callaway Golf.  Licensee further acknowledges that the terms and conditions of this Agreement are reasonable and necessary to assure that all Licensed Products sold under this Agreement consistently conform to high quality and design standards.

3.2           Design Standards.  Licensee shall be responsible for the design and sourcing of the Licensed Products.  Standards developed by Licensee for the Licensed Products shall be of the highest level and subject to review and approval by Callaway Golf in its discretion.  If Licensee elects to perform design and sourcing functions in-house, Licensee shall set up a design space for Callaway Golf separate and apart from the design space for other Licensee products.  If Licensee elects to use third-parties for design and sourcing, such third-parties must enter into a Subcontractor Agreement as set forth in Article 9 unless such requirement is waived by Callaway Golf in writing, in each instance.  Licensee shall from time to time solicit logo requirements and concepts from Callaway Golf.  Callaway Golf shall collaborate with Licensee, at Licensee’s reasonable request, with regard to fabric, color, model and style of the Licensed Products.  Licensee shall keep Callaway Golf reasonably informed of its design activities.

3.3           Design Meetings.  Callaway Golf and Licensee shall, if requested by Callaway Golf, for each season, have the following formal seasonal product development meetings: 1) Concept Meeting; 2) Design Review Meeting; and 3) Final Adoption Meeting.  Licensee shall also collaborate with Callaway Golf by inviting Callaway Golf to participate in other meetings as appropriate and/or as reasonably requested by Callaway Golf from time to time.  During each Concept Meeting the parties shall discuss and share line direction and concepts for Licensed Products and take such other actions as are reasonably requested by Callaway Golf.  During each Design Review Meeting the parties shall discuss, share and review line art, pricing, rough samples and marketing plans and take such other actions as are reasonably requested by Callaway Golf.  Subject to the procedures set forth in Section 3.8, during each Final Adoption Meeting Licensee shall present for written approval by Callaway Golf the final samples, final line plan and final marketing plan for the Licensed Products and Licensee shall take such other actions as are reasonably requested by Callaway Golf.  Approvals by Callaway Golf shall be in Callaway Golf’s sole discretion.

3.4           Use of Licensed Trademarks.  Each Licensed Product must use one or more of the Licensed Trademarks.  Except for the Licensed Trademarks, the Licensed Products may not contain or otherwise use any trademarks, service marks, trade names

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or trade dress of Licensee or any other person or entity without the prior written consent of Callaway Golf.  Any other mark proposed for use with the Licensed Products must be submitted to Callaway Golf for its prior review and written approval in its sole discretion.   The placement and location of the Licensed Trademarks on the Licensed Products shall be as specified in Exhibit B of this Agreement, which may be amended from time to time upon the mutual agreement of the parties.

3.5           Security Guidelines.  As a material term of this Agreement, Licensee agrees that it shall maintain at its various facilities, and shall similarly require that its subcontractors (if applicable) also maintain, (a) adequate security systems and systems for accounting to protect against theft and/or loss of any Callaway Golf tangible or intangible property (including any specifications related thereto) and the Licensed Trademarks (collectively, “Callaway Golf Property”), and (b) adequate security systems and systems for accounting for the Licensed Products, and to protect against theft and/or loss of the Licensed Products.  Licensee agrees to promptly implement, at its expense, any adjustments and/or changes to such systems as required by Callaway Golf (“Security Requirements”).  During the term of this Agreement and any extended term hereof, Licensee shall also take all necessary measures to prevent theft or loss from Licensee’s facilities of all Licensed Products being manufactured for Callaway Golf (including all component parts thereof), and Callaway Golf Property.  Licensee will also take all necessary measures to prevent the unauthorized production of Licensed Products and Callaway Golf Property in Licensee’s facilities (“overruns”) and the entry of such overruns into the marketplace.  Licensee also agrees to assist Callaway Golf in its efforts to prevent counterfeiting of the Licensed Products and Callaway Golf Property by immediately reporting to Callaway Golf any information it obtains concerning the counterfeiting of such Licensed Products and Callaway Golf Property, and by cooperating fully in Callaway Golf’s investigations of the counterfeiting of the Licensed Products and/or Callaway Golf Property.  Licensee’s failure to implement and to adhere to the provisions of this Section shall be grounds for termination of this Agreement pursuant to Section 8.2(a)(vi) of this Agreement.

3.6           Security Audit.  At Callaway Golf’s request, at any time upon reasonable notice to Licensee, Licensee will allow (and/or require its authorized subcontractors to allow, if applicable), Callaway Golf to inspect and audit Licensee’s (and/or its authorized subcontractors, if applicable) premises, security systems and/or systems for accounting for Licensed Products and Callaway Golf Property and provide written documentation of the systems and their operation to ensure compliance with the Security Requirements.  In the event that Callaway Golf finds it necessary to investigate theft or loss of its  products or other Callaway Golf property from Licensee, or establish that overruns produced by Licensee are available in the marketplace, Callaway Golf will be entitled to recover from Licensee (e.g. by price reduction, credit, offset, invoice, or otherwise) all their investigative costs, as well as all legal fees required to oversee said investigations, to include attorney fees associated with any civil or criminal litigation that might result.  Licensee also agrees that, for each component recovered by Callaway Golf or law enforcement authorities that can be established as either having been stolen from Licensee, or manufactured on Licensee’s premises as “overrun” product, Callaway Golf

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will be entitled to reimbursement by Licensee at a rate of two (2) times the average wholesale purchase price paid to Licensee by Licensee’s customers in the preceding six (6) month period for the component in question.

3.7           Manufacturing Processes Audit.  During the term of this Agreement, Callaway Golf and their duly authorized representatives will have the right during reasonable business hours upon advance written notice to Licensee to inspect and audit the manufacturing processes of Licensee (including, if applicable, the manufacturing processes of Licensee’s subcontractors at both the secondary and tertiary tier level) to ensure that the manufacture of the Licensed Products is in compliance with the terms of this Agreement.

3.8           Product Approval.

(a)           In the development of the Licensed Products, and prior to Licensee sourcing, marketing, manufacturing or distributing any Licensed Product, Licensee shall submit to Callaway Golf for Callaway Golf’s prior written approval and consent, which approval and consent shall not be unreasonably withheld, the line art, fabric swatches, labels, hangtags, and sourcing plan for each proposed Licensed Product, including component, logo and color direction (a “Design Submission”).  Each Design Submission submitted shall show how the Licensed Trademark will be applied and how it will look.  Each such Design Submission shall include a written transmittal conspicuously including the statement “FAILURE TO EXPRESSLY DISAPPROVE OF THE ENCLOSED DESIGN SUBMISSION WITHIN FIFTEEN (15) DAYS SHALL RESULT IN A DEEMED APPROVAL OF THIS DESIGN SUBMISSION.”  Callaway Golf shall have fifteen (15) calendar days following its receipt of a new Design Submission within which to approve or disapprove in its sole and absolute discretion such Design Submission, including without limitation the form and appearance of the Licensed Trademarks on the proposed Licensed Product.  If Licensee does not receive written approval from Callaway Golf within such fifteen-day period, such Design Submission shall be deemed to be approved, provided a representative of the Callaway Golf Licensing Department has acknowledged in writing (including e-mail) the receipt of such Design Submission.

(b)           If a Design Submission is approved, then prior to sourcing, marketing, manufacturing or distributing the Licensed Product, Licensee shall submit to Callaway Golf for Callaway Golf’s prior written approval and consent, which approval and consent shall not be unreasonably withheld, a production sample of each Licensed Product which must conform to the Design Submission approved by Callaway Golf (an “Exhibition Display Sample”).  Each Exhibition Display Sample submitted must include the applicable Licensed Trademark.  Each such Exhibition Display Sample shall include a written transmittal conspicuously including the statement “FAILURE TO EXPRESSLY DISAPPROVE OF THE ENCLOSED EXHIBITION DISPLAY SAMPLE WITHIN TEN (10) DAYS SHALL RESULT IN A DEEMED APPROVAL OF THIS EXHIBITION DISPLAY SAMPLE.”  Callaway Golf shall have ten (10) calendar days following its receipt of a new Exhibition Display Sample within which to approve or disapprove in its sole and absolute discretion such Exhibition Display Sample, including without limitation

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the form and appearance of the Licensed Trademarks.  If Licensee does not receive written approval from Callaway Golf within such ten-day period, such Exhibition Display Sample shall be deemed to be approved.

3.9           Manufacturing Standards.  Licensee represents and warrants that the Licensed Products shall conform in all material respects to the specifications, data, samples and/or other information furnished to Callaway Golf and, without limiting the foregoing, that the Licensed Products shall be merchantable, of good material and workmanship, and free from any material defects. Licensee shall not sell any Licensed Product bearing a Licensed Trademark that materially differs from the sample previously approved by Callaway Golf without obtaining Callaway Golf’s prior written approval.  Licensee further warrants and represents that it will under all circumstances, and will use commercially reasonable efforts to cause its suppliers or subcontractors to: (i) comply with all applicable laws, including labor and employment laws and industry standards in the countries where Licensee does business, including, but not limited to, compliance with all laws and industry standards regarding minimum wage, overtime, workplace safety, maximum hours and benefits, and will use fair employment practices as defined by such applicable laws and industry standards; (ii) provide at least one (1) day off in every seven (7) day period, except as required from time to time to meet urgent business needs; (iii) not hire any employee under the age of fourteen, under the age interfering with compulsory schooling, or under the minimum age established by law, whichever is greater; (iv) provide employees with a safe, healthy and humane workplace, free of harassment; (v) provide safe and healthy housing, when residential housing is provided to employees; (vi) employ persons whose presence is voluntary and not use prison labor or forced labor (indentured, bonded or otherwise), or corporal punishment or other forms of mental or physical coercion as a form of discipline of employees; (vii) recognize and respect the right of employees to exercise their lawful rights of collective bargaining and free association, including whether or not to join a given association; (viii) not discriminate in hiring, paying, promoting, or terminating employees on grounds of race, religion, national origin, political affiliation, sexual preference, disability or gender, and instead hire, pay, promote, and terminate employees on the basis of their ability to do the job; (ix) comply with all applicable environmental laws, rules, regulations, and standards applicable to Licensee’s operations, and observe environmentally conscious practices in all locations where it operates; (x) cooperate with local, national and foreign customs authorities and drug enforcement agencies to guard against illegal shipments of drugs; and (xi) comply with customs laws and in particular, establish and maintain programs regarding illegal transshipment of the Licensed Products.  During the term of this Agreement, Callaway Golf and their respective duly authorized representatives will have the right during reasonable business hours upon advance written notice to  inspect and audit Licensee’s compliance with this provision.

3.10         Quality Inspections.  Callaway Golf shall have the right at any time, upon five (5) days advance notice in the case of Licensee, and upon whatever terms are set forth in any Callaway Golf approved Subcontractor Agreement (hereafter defined) in the case of Licensee’s suppliers or subcontractors, or upon reasonable advance notice, not

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to exceed thirty (30) days, in the event the requirement of a Subcontractor Agreement has been waived by Callaway Golf in writing for a particular supplier or subcontractor, to conduct during regular business hours an examination, at Licensee’s facilities or the facilities of Licensee’s suppliers or subcontractors, of the Licensed Products and the records and facilities at or from which the same are designed, manufactured, stored or distributed to determine whether the Licensed Products conform in all material respects to the Licensed Products approved by Callaway Golf and to confirm Licensee’s, compliance with the terms of this Agreement and its suppliers’ and subcontractors’ compliance with the terms of any written Subcontractor Agreement.

3.11         Non-Conforming Products.  If at any time during the term of this Agreement the Licensed Products fail to conform in any material respect to the standards of quality in materials, design, workmanship, use, advertising, and promotion approved by Callaway Golf, then Callaway Golf or its authorized representative shall so notify Licensee in writing, specifying the nature of the quality problems.  Upon such notification Licensee shall promptly cease to use the Licensed Trademarks on such nonconforming Licensed Products and shall not sell such nonconforming products until the standards of quality have been met to the reasonable satisfaction of Callaway Golf.

Unless otherwise directed in writing by Callaway Golf, Licensee shall destroy all Licensed Products which are not to be delivered in the normal course of business for any reason, including, without limitation, manufacturing overruns, and rejected products or components, as well as any Licensed Products that are returned to Licensee for any reason and are not to be re-worked and redelivered in the normal course of business.  The destruction shall be by cutting and shredding so that parts are unrecognizable as Licensed Products or product components.

3.12         Intellectual Property Infringement Warranty.  Other than intellectual property rights with respect to the Licensed Trademarks, Licensee represents and warrants that no intellectual property rights (including without limitation patents, trade secrets, trade dress, trademarks and copyrights) or other rights of any third-party are infringed by the design, manufacture, shipment, importation, sale or use of any Licensed Product.  Except as expressly permitted by the provisions of Section 4.2 below, Licensee further represents and warrants that it does not design, prototype, manufacture or sell any products for itself or any other person which are competitive with or confusingly similar to the Licensed Products or any enhancements or improvements thereto, or any products which infringe on any patents, trade secrets, trademarks, trade names or trade dress rights of Callaway Golf or its subsidiaries.

3.13         Product Clearance.  Licensee shall be responsible, at its sole cost and expense, for intellectual property clearance of each Licensed Product (excluding the Licensed Trademarks) to confirm non-infringement of third-party intellectual property rights.

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Article 4.               Merchandising and Distribution

4.1           Commercially Reasonable Efforts.  Beginning on the Effective Date and continuing for the remainder of the term of this Agreement, Licensee shall exercise its best efforts to market, promote and sell the Licensed Products in the Territory within the Authorized Distribution Channels in accordance with the terms of this Agreement. Except as otherwise expressly provided herein, Licensee shall not sell or distribute the Licensed Products or use the Licensed Trademarks for purposes of advertising, marketing or promotion outside the Territory.  Callaway Golf acknowledges and agrees that Licensee may source the Licensed Products outside of the Territory for sale within the Territory.

4.2           Sole Brand.  The Licensed Products bearing the Licensed Trademarks shall be Licensee’s sole brand for golf and golf lifestyle inspired products including without limitation the types of goods set forth on Exhibit C (collectively, “Golf-Related Products”) designed, sourced, manufactured, advertised, promoted, distributed or sold by Licensee in the Territory.  During the term of this Agreement, Licensee shall not, directly or indirectly, through itself or third parties, design, source, manufacture, advertise, promote, distribute or sell any product bearing, or associated with, the trademark, logo or service mark of a company (other than Callaway Golf) which produces or sells any golf products or Golf-Related Products anywhere in the Territory.  In no event may Licensee sell the Licensed Products as “loss leaders,” or otherwise use the Licensed Products, to promote the sale of Licensee or other third-party products.  Notwithstanding the foregoing, Callaway Golf will not unreasonably withhold its approval or consent to Licensee’s distribution or sale of men’s apparel under the Sport Haley brand utilizing only the Sport Haley trademark and such other model or style names that are not in any way confusingly similar to the Licensed Trademarks or other trademarks used by Callaway Golf, but only if Callaway Golf, in its reasonable judgment, determines that such men’s apparel under the Sport Haley brand will not materially compete with the Licensed Products nor materially impair Licensee’s ability to perform its duties and obligations under this Agreement including, without limitation, its ability to achieve sales levels for the Licensed Products necessary to produce royalties exceeding one hundred percent (100%) of the Minimum Annual Royalties in any one (1) year.

4.3           Personnel.  Licensee shall use its best efforts to employ by the Effective Date and maintain during the term of this Agreement, the following personnel: (i) General Manager, (ii) Director of Design and (iii) Director of Sales.  All such personnel must be full-time employees of Licensee and be qualified for such positions with a level of background and experience in the industry commensurate with such positions and must devote their full working time and efforts to the Licensed Products pursuant to this Agreement.

4.4           Closeouts.

(a)           Licensee shall not sell any Licensed Products as closeouts until the season for which the Licensed Products were intended has ended without the express written consent of Callaway Golf.  The parties acknowledge that each season lasts

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approximately six (6) months from the date a Licensed Product is first shipped into any of the Authorized Distribution Channels.

(b)           Any excess inventory of Licensed Products existing after the close of the season for which the Licensed Products were intended has ended may only be sold through the Authorized Distribution Channels unless approved by Callaway Golf in advance in its sole discretion.

(c)           Callaway Golf and Licensee agree that Licensee shall pay a reduced royalty rate on Closeout sales.  For purposes of this Agreement “Closeout” shall mean a markdown of at least [***] off net wholesale.  With respect to Closeout sales, Licensee shall pay Callaway Golf royalties equal to [***] of Closeout Net Sales for up to a maximum of [***] of the total Net Sales for all of the Territories combined.  Licensee shall include in the reports that it provides to Callaway Golf pursuant to Section 2.3 of this Agreement an additional line item disclosing the total amount of Closeout Net Sales for each of the Territories.

4.5           Customer Service.  Licensee shall establish on or before the Effective Date a toll-free number for Licensed Products sales and customer service.  Licensee shall provide the same high level of customer service with respect to the Licensed Products that Callaway Golf provides to its customers.

4.6           Callaway Golf Endorsers.  Licensee may use Callaway Golf professional athletes and celebrities as approved in advance in writing by Callaway Golf for print ads, points of purchase and other in-store signage only pursuant to the terms of a separate, signed written agreement by Callaway Golf, Licensee and the Callaway Golf athlete or celebrity Licensee wishes to use.  Nothing contained herein shall make it mandatory for Callaway Golf or an athlete or celebrity to execute such an agreement, nor shall any such agreement result in any monetary cost to Callaway Golf.  Upon request of Callaway Golf, Licensee shall participate in professional endorsement opportunities, unless such participation would result in Licensee expenditures exceeding the Minimum Advertising Expenditures (defined in Section 4.7(a)).

4.7           Minimum Advertising Expenditures.

(a)           Licensee shall spend, at a minimum, the amounts set forth in Exhibit G (“Minimum Advertising Expenditures”) for the annual selling periods indicated therein on the advertising and promotion of the Licensed Products.  Such expenditures are limited to those directly related to advertising and promotion of the Licensed Products and do not include sales representatives’ travel expenses, training or other business-related expenses.  Approved advertising expenditures include amounts paid to a third party associated with any of the following: (i) print, television, radio, Internet and other media advertisements; (ii) advertising agency fees and co-op fees specific to the Callaway Golf brand; (iii) advertising translation expenses; (iv) photography and video expenses; (v) and such other items as may be approved by Callaway Golf in writing.  Approved promotional expenditures include amounts paid to a third party associated with any of the following: (i) catalogs, brochures, literature, films and tapes; (ii) display

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stands and accessories; (iii) customer incentives; (iv) promotion, press and public relations; (v) endorsements and expenses directly related to participation in professional endorsement opportunities requested by Callaway Golf; (vi) trade shows, exhibitions and sales meetings; and (vii) other expenses directly related to marketing the Licensed Products or approved by Callaway Golf in writing.  No amount of Licensee’s general or administrative charges or overhead shall be included as part of the required advertising expenditures.  Advertising and promotional expenditures paid to Licensee affiliates shall not count toward the Minimum Advertising Expenditures unless approved in writing by Callaway Golf in advance.  “Affiliate” as used herein shall mean any entity which controls, is controlled by or is under common control with Licensee.

(b)           Within thirty (30) days of the end of each annual selling period set forth on Exhibit G during the term of this Agreement, Licensee shall send Callaway Golf a report itemizing the advertising expenses incurred as required in this Section.  Failure of Licensee to make the required advertising expenditures shall constitute a material breach of this Agreement allowing Callaway Golf to terminate this Agreement pursuant to Section 8.2(a)(vi).

(c)           For purposes of meeting its obligations under Section 4.7(a) and (b), Licensee shall have the right to pay some or all of the Minimum Advertising Expenditures directly to Callaway Golf for use by Callaway Golf to use in its discretion to promote the Licensed Products alone or in combination with other Callaway Golf products.

(d)           To the extent Net Sales are not calculated until after a particular calendar year has closed and/or Net Sales exceed Licensee’s target Net Sales for a given year, any additional required expenditures shall be added to Licensee’s required advertising and promotional expenditures for the following calendar year and shall be incurred within the first 150 days of that calendar year.

4.8           NOT USED

4.9           Business Review.

(a)           Licensee shall prepare and present to Callaway Golf not less than twice per year a business review, which describes in reasonable detail sales performance and advertising, promotional, staffing and product development activities undertaken by Licensee during the prior six (6) months, together with Licensee’s sales forecasts and advertising, promotional, staffing and product development plans for the ensuing six (6) months.  Unless otherwise agreed by Callaway Golf and Licensee, the business reviews will occur on or about April 30 and October 31 of each year.

(b)           In addition to the obligations contained in subsection (a) of this Section, Licensee’s chief executive officer (or a designee that is reasonably acceptable to Callaway Golf) shall meet at least quarterly with Callaway Golf personnel to discuss products, sales performance and other merchandising issues relating to the Licensed

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Products.  In preparation for and in connection with such meetings, Licensee shall provide detailed sales reports for each store or similar entity and other information as may be requested by Callaway Golf from time to time.  Each party shall bear its own expenses in connection with such meetings.

4.10         Internet Site.  If requested by Callaway Golf, Licensee shall establish and maintain at Licensee’s own cost and expense an Internet site featuring Licensed Products.  The contents of the Internet site must be approved by Callaway Golf in writing in advance.  If requested by Callaway Golf, such Licensee Internet site shall contain a link to Callaway Golf’s Internet sites.  Licensee hereby consents to Callaway Golf providing a link on its Internet sites directly to the Licensee Internet site for Licensed Products.

Article 5.               Ancillary Use of Licensed Trademarks by Licensee

5.1           Marketing Materials.  Licensee is authorized to use the Licensed Trademarks in the Territory in marketing material related to the Licensed Products including the use of the Licensed Trademarks in publicity, advertising, signs, product brochures, and other forms of advertising (collectively, “Marketing Materials”), subject to the terms and conditions of this Agreement and Callaway Golf’s then current guidelines for the use of Callaway Golf’s trademarks (the “Guidelines”) and the then current sales policies or other instructions regarding merchandising requirements for Callaway Golf customers with respect to products bearing the Licensed Trademarks (the “Sales Policies”).  Licensee shall comply in all material respects with all the Guidelines and Sales Policies that are in effect and shall not, without the prior written consent of Callaway Golf, sell the Licensed Products to any Authorized Distribution Channel that does not fully comply with the Guidelines and Sales Policies.  Licensee shall promptly notify Callaway Golf of any Authorized Distribution Channel not complying with the Guidelines and Sales Policies that are in effect after Licensee becomes aware of such non-compliance.

5.2           Prior Review of Materials.  Marketing Materials of Licensee and any Authorized Distribution Channel that (i) use the Licensed Trademarks or refer to Callaway Golf and (ii) are prepared by or at the request of Licensee, an Authorized Distribution Channel or their support personnel, shall be subject to Callaway Golf’s prepublication review and written approval, which approval shall not be unreasonably withheld, with respect to, but not limited to, content, style, appearance, composition, timing and media.  At least two (2) copies of all such Marketing Materials shall be provided to Callaway Golf at least fifteen (15) calendar days prior to placing the material for publication or use.  Each such marketing sample shall include a written transmittal conspicuously including the statement “FAILURE TO EXPRESSLY DISAPPROVE OF THE ENCLOSED MARKETING MATERIAL WITHIN FIFTEEN (15) DAYS SHALL RESULT IN A DEEMED APPROVAL OF THIS MARKETING MATERIAL.”  If approval or disapproval is not received within such period, such materials shall be deemed approved, provided a representative of the Callaway Golf Licensing Department has acknowledged in writing (including e-mail) the receipt of such Marketing Materials.

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5.3           Dissemination of Materials.  Upon request of Callaway Golf, Licensee will disseminate, from time to time, to all Authorized Distribution Channels who prepare or commission the preparation of Marketing Materials, Callaway Golf’s Guidelines which are then in effect under this Agreement.  Licensee shall also require its own personnel and all Authorized Distribution Channels to follow such Guidelines.  Licensee shall use its best efforts to cause personnel in each Authorized Distribution Channel to furnish to Callaway Golf copies of all Marketing Materials which use the Licensed Trademarks or refer to Callaway Golf.

5.4           Callaway Golf Endorsers.  Licensee may use Callaway Golf professional athletes and celebrities (“Callaway Golf Endorser(s)”) only for print advertising and point of purchase materials as approved in advance by Callaway Golf, as evidenced by the execution of a separate written agreement between Callaway Golf, Licensee, and the Callaway Golf Endorser(s) Licensee wishes to use.  This provision shall not be construed as mandating Callaway Golf and/or the Callaway Golf Endorser(s) to execute such an agreement, nor shall any such agreement result in any monetary cost to Callaway Golf.

Article 6.               Protection of Licensed Trademarks

6.1           Ownership Rights.  Licensee acknowledges and agrees that Callaway Golf is the owner of the Licensed Trademarks and Licensee shall not during the term of this Agreement or thereafter, directly or indirectly, through itself or third parties contest or challenge Callaway Golf’s rights in the Licensed Trademarks.  Licensee shall not at any time use the Licensed Trademarks in any manner in derogation of Callaway Golf’s rights therein or claim any rights in the Licensed Trademarks adverse to Callaway Golf.  Licensee also agrees that any and all rights that may be acquired by the use of the Licensed Trademarks by Licensee, including but not limited to any goodwill associated with the use of the Licensed Trademarks, shall inure to the sole benefit of Callaway Golf.  Licensee agrees to execute all papers reasonably requested by Callaway Golf to effect further registration of, maintenance and renewal of the Licensed Trademarks and, if requested by Callaway Golf and at Callaway Golf’s expense, to record Licensee as a registered user of the Licensed Trademarks.  Except for the Approved Uses, as defined below, and as otherwise agreed by Callaway Golf in writing, Licensee shall not use the Licensed Trademarks or any part thereof as a corporate name, domain name, e-mail address, trade name, service mark, fictitious business name or d.b.a., nor directly or indirectly use any name or mark, resembling, confusingly similar, deceptive or misleading with respect to the Licensed Trademarks.  For purposes of this Agreement, Callaway Golf acknowledges and agrees that it has approved the following uses by Licensee of the Licensed Trademarks: the trade name “Ben Hogan Apparel Group,” the domain names “Behogan.com,” “Benhoganapparel.com,” “Bhogan.com” for web site addresses and email addresses (together, constituting the “Approved Uses”).  Upon the expiration or sooner termination of this Agreement, Licensee shall cease any further use of such Approved Uses and will execute and deliver to Callaway Golf such documents and instruments as are requested by Callaway Golf to assign any or all of such

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Approved Uses to Callaway Golf.  Licensee further acknowledges that it has no ownership interest in any of the logos, designs and marks which constitute or are part of the Licensed Trademarks.  Licensee hereby quitclaims to Callaway Golf any right, title or interest it has or may acquire through operation of law or otherwise with respect to the Licensed Trademarks, any and all logos, designs and marks in which the Licensed Trademarks may appear and all goodwill associated therewith.  During the Term (as defined below) of this Agreement, and at all times thereafter, Licensee shall not use any name, logo or design identified with, identical to, confusingly similar to, deceptive or misleading with respect to, or which makes reference to, in any manner whatsoever, the Licensed Trademarks or any one of them, except to the extent permitted by this Agreement or specifically approved by Callaway Golf in writing in its sole and absolute discretion.  This section shall survive the expiration or termination of this Agreement for any reason.

6.2           No Registration.  Licensee further agrees not to directly or indirectly, through itself or third parties, register the Licensed Trademarks in any country, or register any name or mark resembling, confusingly similar to, deceptive or misleading with respect to the Licensed Trademarks.  If any application for registration is or has been filed in any country by Licensee that relates to any name or mark which resembles, is confusingly similar to, deceptive or misleading with respect to the Licensed Trademarks, Licensee shall immediately abandon any such application or registration or, at Callaway Golf’s sole and absolute discretion, assign it to Callaway Golf.  Licensee shall reimburse Callaway Golf for all reasonable costs and expense of any opposition, cancellation or related legal proceedings, including reasonable attorneys’ fees, incurred by Callaway Golf or its authorized representative, in connection with any such registration or application by Licensee.  This section shall survive the expiration or termination of this Agreement for any reason.

6.3           Prosecution and Maintenance of Licensed Trademarks.  Callaway Golf is solely responsible for all trademark prosecution and maintenance decisions, efforts and fees, including but not limited to conferring with relevant domestic and foreign counsel, communicating with relevant domestic and foreign trademark offices, filing new applications, affidavits, extensions and other necessary or appropriate documents, submitting application fees, extension fees, renewal fees, attorneys’ fees and other necessary disbursements.  All prosecution and maintenance of Licensed Trademarks shall be in Callaway Golf’s sole discretion and expense.

6.4           Infringement of Licensed Trademarks.  In the event that Licensee learns of any infringement or threatened infringement of the Licensed Trademarks, Licensee shall promptly notify Callaway Golf or its authorized representative in writing giving particulars thereof and Licensee shall provide available information (and any information not readily available which may be compiled without unreasonable burden or expense) and assistance to Callaway Golf or its authorized representative in the event that Callaway Golf determines that proceedings should be commenced.  Any such proceedings (including out-of-pocket disbursements of Licensee) shall be at the expense of Callaway Golf, and any recoveries shall belong to Callaway Golf.  Except for Callaway Golf’s

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indemnification obligations pursuant to Article 7 of this Agreement, nothing in this Agreement or otherwise shall be deemed to require Callaway Golf (or to permit Licensee) to enforce or defend the Licensed Trademarks against others.

6.5           Compliance with Law.  In the performance of this Agreement, Licensee shall comply with all applicable laws and regulations, including those laws and regulations particularly pertaining to the proper use and designation of the Licensed Trademarks in the Territory.  Should Licensee be or become aware of any applicable laws or regulations that are inconsistent with the provisions of this Agreement, Licensee shall promptly notify Callaway Golf in writing of such inconsistency.  Callaway Golf may, at its option, waive the performance of such inconsistent provisions or make such modifications to this Agreement as may be required to comply with any applicable laws or regulations.

6.6           Media.  Other than to authorized subcontractors, Licensee shall not transfer any Licensed Trademarks by way of any medium to any other party.  For purposes of this Agreement, “medium” shall include (but not be limited to): (i) images printed or otherwise applied to paper (such as typed, printed, written, or faxed images); (ii) images recorded in digital form (including, but not limited to, files created by word processor, paintbrush and/or graphics software) and stored in removable media (including, but not limited to, compact disc (“CD”), zip disk, memory card/stick/flash media, floppy disk), fixed media (including, but not limited to, computer hard disk), or sent via electronic mail (including attachments thereto) or otherwise downloaded via the internet, and/or modem (e.g., telephone, cable modem, etc.); and (iii) line art.

Licensee shall treat the media upon which the Licensed Trademarks are delivered to and/or stored by Licensee with the utmost level of care and security.  Licensee shall store all such media in a secure location.  For purposes of this Agreement, a “secure location” shall include, but not be limited to:  (i) for items in tangible format, such as on paper or floppy disk, a locked room or file cabinet accessible only to a limited number of Licensee’s employees on a strict “need to know” basis; and (ii) for items stored in electronic format, such as on hard disk or other electronically-recorded files, a personal computer in a locked room or other secure area accessible only to a limited number of Licensee’s employees on a strict “need to know” basis, who could access the information only after inputting the appropriate password to unlock the file in question.

Callaway Golf may, at any time, in its discretion, request the destruction of any and all media in Licensee’s possession which bears or otherwise contains the Licensed Trademarks.  If so requested, Licensee shall provide Callaway Golf with a certificate signed by an officer of Licensee confirming such destruction.

Article 7.               Indemnification and Insurance

7.1           Callaway Golf’s Obligations.  Callaway Golf shall defend, indemnify and hold Licensee and Licensee’s authorized subcontractors and customers harmless from and against any and all claims, suits, liabilities, damages, losses and expenses,

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including reasonable attorneys’ fees (collectively “Losses”), incurred by Licensee and/or Licensee’s authorized subcontractors and customers by reason of or arising out of any alleged infringements of any rights of third parties in the Territory resulting from the use of any of the Licensed Trademarks in the Territory.  The foregoing indemnity shall not apply to jurisdictions for which Callaway Golf has given Licensee notice that Callaway Golf believes use of the Licensed Marks in such jurisdictions may conflict with the rights of third party(ies) or give rise to other legal claims.  As of the Effective Date, Callaway Golf is not aware of any such conflicts in any part of the Territory.

7.2           Infringement by Use of Licensed Trademarks.  In the event that Licensee learns that any third party alleges or claims that use of the Licensed Trademarks on or in connection with the Licensed Products is likely to cause deception or confusion to the public, or is likely to dilute or infringe any intellectual property right of any third party, Licensee shall promptly notify Callaway Golf or its authorized representative in writing giving the particulars thereof and Licensee shall provide all available information (and any information not readily available which may be compiled without unreasonable burden or expense) and assistance to Callaway Golf or its authorized representative.  Callaway Golf in its sole and absolute discretion shall have the right to control, defend and settle any claims or actions based on use of the Licensed Trademarks.  The costs of any such defense shall be at the expense of Callaway Golf.

7.3           Licensee’s Obligations.  Licensee shall indemnify, defend and hold Callaway Golf harmless from and against any Losses resulting from or arising out of third party claims relating to the design, manufacture, shipment, importation, sale or use of the Licensed Products (including intellectual property infringement, strict liability and breach of warranty claims), or third party claims relating to the negligence, product liability, breach of warranty or willful misconduct by Licensee or its employees, suppliers, subcontractors, independent contractors or agents, including but not limited to Losses arising out of third party claims relating to the development, manufacture, advertising, marketing, distribution, sale or handling of the Licensed Products or any improper or unauthorized use of the Licensed Trademarks.

7.4           Other Infringement.  In the event that Licensee learns that any third party alleges or claims that the design, manufacture, shipment, importation, sale or use of any Licensed Product infringes any intellectual property or other right of any third party for reasons other than use of the Licensed Trademarks (an “Infringement Claim”), Licensee shall promptly notify Callaway Golf or its authorized representative in writing giving particulars thereof and Licensee shall provide all available information (and any information not readily available which may be compiled without unreasonable burden or expense) and assistance to Callaway Golf or its authorized representative.

(a)           If such Infringement Claim identifies or names Callaway Golf as an infringer or defendant, then Callaway Golf in its sole and absolute discretion shall have the right to control (including without limitation the selection and direction of counsel), defend and settle any such Infringement Claim.

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(b)           If such Infringement Claim does not identify or name Callaway Golf as an infringer or defendant, and Callaway Golf, in its discretion, believes an adverse decision on such Infringement Claim may have a legal effect on Callaway Golf (e.g., collateral estoppel, res judicata, etc.), then Callaway Golf in its sole and absolute discretion shall have the right to control (including without limitation the selection and direction of counsel), defend and settle any such Infringement Claim.

(c)           If such Infringement Claim does not identify or name Callaway Golf as an infringer or defendant, and Callaway Golf, in its discretion, believes an adverse decision on such Infringement Claim will not have a legal effect on Callaway Golf (e.g., collateral estoppel, res judicata, etc.), then Licensee shall have the obligation to use its best efforts to defend and settle any such Infringement Claim.  Any settlement shall require the prior written approval of Callaway Golf, which approval shall not be unreasonably withheld.

(d)           The costs of any defense or settlement of any Infringement Claim, including those controlled by Callaway Golf, shall be the sole responsibility of Licensee.

7.5           Requirements for Indemnification.  It shall be a requirement that any party seeking indemnification (“Indemnitee”) from the other (“Indemnitor”) pursuant to this Article 7 must: (i) promptly inform the Indemnitor in writing of the details of such claim; (ii) reasonably cooperate with Indemnitor with respect to defense and/or settlement of such claim; (iii) relinquish control of defense and/or settlement of such claim to Indemnitor; and (iv) not engage in any negotiations to or enter into any settlement of such claim without the consent of Indemnitor.

7.6.          Insurance.  Licensee agrees that, throughout the Term and for not less than three (3) years following the expiration or termination of this Agreement, it will maintain comprehensive general liability insurance, including blanket contractual liability and personal injury liability, and insurance against claims based upon products liability for the Licensed Products and against other claims covered by the indemnification provisions of this Article 7, in an amount of not less than Two Million U.S. Dollars ($2,000,000.00) combined single limit.  Such insurance will be written on an occurrence policy form with an insurance company with a current Best rating of A, XII or better.  Licensee will cause its insurance policies to be in force from and after the Effective Date and endorsed to include Callaway Golf and its affiliates and their respective officers, directors, employees and agents as additional insureds thereunder.  Such endorsement will stipulate that the required coverages will not be reduced or canceled without thirty (30) calendar days prior written notice to Callaway Golf.  Such endorsement will also stipulate that it is the primary coverage and any other insurance in force for the additional insureds will act as excess coverage only and will not be required to contribute in the payment of any claim made thereunder to the extent of the limits of liability afforded by Licensee’s insurance.  Evidence of such coverage will be supplied to Callaway Golf within thirty (30) calendar days following the Effective Date and during the same time period of every year thereafter during the Term.  If Licensee fails to comply with any insurance requirement, and such failure continues for a period of thirty

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(30) days following Callaway Golf’s written notice to Licensee, Callaway Golf at its election may immediately terminate this Agreement without further notice, notwithstanding anything in this Agreement to the contrary.  In the event Callaway Golf at any time believes Licensee’s existing insurance coverage does not provide adequate protection, Callaway Golf may, in its sole but reasonable discretion, require Licensee to increase the amount of required coverage to a level deemed adequate by Callaway Golf.

Article 8.               Term and Termination

8.1           Term.  Unless sooner terminated in accordance with the terms of this Agreement, this Agreement shall commence on the Effective Date and shall continue in effect until December 31, 2013 (the “Term”).  Upon expiration of the Term, this Agreement shall expire.  The parties acknowledge that upon termination or expiration of this Agreement (whether prior to, or upon expiration of, the Term, or at any other time), Callaway Golf shall have no obligation to reimburse or otherwise pay Licensee any amount in connection with, or as a result of, such termination or expiration.

8.2           Licensee Default.

(a)           The occurrence of any of the following events, conditions or circumstances shall constitute a “Licensee Default” under this Agreement:

(i)            Licensee fails to make any payment when due hereunder and such payment is not made within fifteen (15) days after Callaway Golf sends Licensee written notice of such nonpayment as provided in Section 11.2 below.

(ii)           Licensee fails to achieve sales levels for the Licensed Products necessary to produce royalties exceeding [***]% of the Minimum Annual Royalties in any one (1) year.

(iii)          a Change in Control (as such term is defined in Section 2.8 of this Agreement) of Licensee to which Callaway Golf did not provide its prior written consent.

(iv)          a Force Majeure Event (as defined below) which prevents, hinders, or delays Licensee’s performance of this Agreement continues for one hundred twenty (120) successive days.

(v)           The commencement of any proceeding, voluntary or involuntary, in bankruptcy or insolvency by or against Licensee which remains unstayed for, or is not dismissed within, a period of thirty (30) days, including any proceeding under the U.S. bankruptcy laws, or in the event of the appointment, with or without Licensee’s consent, of a receiver or an assignee for the benefit of creditors, or if Licensee becomes otherwise bankrupt or insolvent (however evidenced) or is unable to pay its debts as they become due.

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(vi)          Any material breach by Licensee of any of the other terms, covenants, agreements or conditions contained herein (including, without limitation, Licensee’s failure to provide the sales reports required by this Agreement or Licensee’s failure to provide a copy of any executed Subcontractor Agreement) and such breach continues for thirty (30) days after Callaway Golf sends Licensee written notice of such breach.

(vii)         Upon the occurrence of a Licensee Default, then Callaway Golf shall have the right, in addition to all other rights granted hereunder, or by law, equity or otherwise, to terminate this Agreement by giving to Licensee written notice of termination.  The termination date shall be stated within such notice and shall be no less than the expiration of any applicable cure period referred to above. Upon the termination of this Agreement, all rights and licenses granted to Licensee hereunder shall cease, except as otherwise specifically set forth herein, but without prejudice to any claims which Callaway Golf may have against Licensee for any Licensee Default.

(b)           Without limiting any other right of Callaway Golf under this Agreement, the parties hereto expressly agree that if Licensee (or its suppliers or subcontractors) uses any Licensed Trademark in breach of any term of this Agreement, it will cause irreparable harm to Callaway Golf and that Callaway Golf’s remedies at law in the event of such breach would be inadequate, and accordingly in the event of any such breach, a restraining order or injunction or both may be issued against such party.

8.3           Callaway Golf Default.

(a)           The occurrence of any of the following events, conditions or circumstances shall constitute a “Callaway Golf Default” under this Agreement:

(i)            a Force Majeure Event (as defined below) which prevents, hinders, or delays Callaway Golf’s performance of this Agreement continues for one hundred twenty (120) successive days.

(ii)           any material breach by Callaway Golf of any of the other terms, covenants, agreements or conditions contained herein and such breach continues for thirty (30) days after Callaway Golf receives written notice of such breach.

(b)           Upon the occurrence of a Callaway Golf Default, then Licensee shall have the right, in addition to all other rights granted hereunder, or by law, equity or otherwise, to terminate this Agreement by giving to Callaway Golf written notice of termination.  The termination date shall be stated within such notice and shall be no less than the expiration of any applicable cure period referred to above.  Upon the termination of this Agreement, all rights and licenses granted to Licensee hereunder shall cease, except as otherwise specifically set forth herein, but without prejudice to any claims which Licensee may have against Callaway Golf for any Callaway Golf Default.

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8.4           Effect of Expiration or Termination.

(a)           Upon expiration or termination of this Agreement, Licensee shall cease manufacturing (including promptly notifying and using its best efforts to cause all authorized subcontractors to cease manufacturing) Licensed Products and to destroy any excess materials, including without limitation, hangtags and labels, bearing any Licensed Trademarks.  If a Licensed Product is in the process of being made at the time of such notice, it may be completed and shipped as ordered by Licensee pursuant to this Agreement.  So long as Licensee is not in default under any of the terms and conditions hereof at the time of expiration or termination of this Agreement, during the Sell-Off Period (as defined below), Licensee shall continue to comply with the terms and conditions of this Agreement, specifically including without limitation the payment of Royalties and the submission of royalty reports with regard to the sale of such products.  Specifically, Licensee shall deliver to Callaway Golf a written report in the form furnished to Licensee by Callaway Golf, certified as complete and correct by an authorized representative of Licensee, setting forth the following:

(i)            within fifteen (15) days following expiration or termination, a report of all open purchase orders received prior to such expiration or termination, specifying the details of such purchase orders and the anticipated shipping dates for such orders;

(ii)           within sixty (60) days following expiration or termination, a report of all inventory expected to exceed amounts needed to fulfill open purchase orders; and

(iii)          within one hundred twenty (120) days following expiration or termination, a final report of the status of all inventory, manufacturing and shipping activities, as well as all open purchase orders, their outstanding balances, and the anticipated shipping schedule for all outstanding balances.

(b)           So long as Licensee is not in default under any of the terms and conditions hereof at the time of expiration or termination of this Agreement, Licensee shall use its commercially reasonable efforts to sell any remaining Licensed Product inventory.  For purposes of this Agreement, the “Sell-Off Period” shall mean a period, which shall equal three (3) months in duration after the expiration or termination of this Agreement, during which Licensee is permitted to sell its inventory of Licensed Products as provided herein.  Notwithstanding anything to the contrary contained herein, Licensee shall cease all sales and delivery of the Licensed Products after expiration of the Sell-Off Period, except to Callaway Golf as set forth below.

(c)           Upon expiration of the Sell-Off Period, Callaway Golf, in its sole and absolute discretion, may purchase some or all of the Licensed Products then remaining in Licensee’s possession (the “Residual Inventory”) at Licensee’s actual cost.  To enable Callaway Golf to determine whether to purchase any or all of the Residual Inventory, Licensee shall provide to Callaway Golf within twenty (20) days of the

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expiration of the Sell-Off Period a list of such Residual Inventory in such detail as Callaway Golf shall reasonably request. Within fifteen (15) days of its receipt of such inventory list, Callaway Golf shall notify Licensee whether it desires to purchase any of the Residual Inventory.  Callaway Golf shall be required to pay the purchase price for any such purchased Residual Inventory within thirty (30) days of the date of delivery to Callaway Golf of the purchased Residual Inventory.  Any purchased Residual Inventory delivered to Callaway Golf in damaged or otherwise unacceptable condition may be returned to Licensee at Licensee’s expense and Callaway Golf shall be entitled to a refund for such returned inventory.

(d)           At Callaway Golf’s option, to be exercised by Callaway Golf in its sole discretion, any Residual Inventory not purchased by Callaway Golf shall be destroyed by Licensee at Licensee’s expense; or Licensee shall have the right to sell all Residual Inventory not purchased by Callaway Golf through secondary distribution channels (approved in advance and in writing by Callaway Golf) for a period of ninety (90) days after the Sell-Off Period.  Within ten (10) days after such ninety day period, Licensee shall destroy any and all unpurchased Residual Inventory.

(e)           Termination or expiration of this Agreement shall not relieve the parties of any remaining liability, obligations or rights as should appropriately survive termination of this Agreement.  Without limiting the generality of the foregoing, sections 2.6 (Books and Records and Audit Right), 3.6 (Security Audit), 3.12 (Intellectual Property Infringement Warranty), Article 6 (Protection of Licensed Trademarks), Article 7 (Indemnification), Section 8.4 (Effect of Termination or Expiration), 8.5 (Limitation of Damages), Article 9 (Sublicensing), Article 10 (Confidentiality of Information and Use Restriction), Article 11 (Miscellaneous) of this agreement shall expressly survive termination or expiration of this Agreement for any reason.

8.5           Limitation of Damages.  In no event shall Callaway Golf or Licensee or any of their respective officers, directors, shareholders, employees, agents, independent contractors, representatives, or affiliates be liable (whether in contract, warranty, strict liability, tort or otherwise) for any special, punitive, incidental, consequential or similar damages, including any lost profits, arising out of its or their performance or nonperformance of this Agreement.

Article 9.               Sublicensing

9.1           Subcontractor Agreement.  Subject to Callaway Golf’s prior written consent, Licensee may grant a sublicense to a reputable subcontractor(s) to design, manufacture and sell specified Licensed Products (“Authorized Sublicensed Products”) provided such subcontractor enters into, and agrees to the terms of, a form of Subcontractor Limited Trademark Sublicense Agreement substantially in the form set forth in Exhibit I of this Agreement (“Subcontractor Agreement”) unless Callaway Golf, in its sole discretion,  waives compliance with this requirement with respect to any one or more Subcontractor(s), in each instance.  Licensee may not make any changes to the Subcontractor Agreement (except for completing information regarding the parties)

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without the prior written consent of Callaway Golf.  Licensee shall use its best efforts to ensure its subcontractors comply with the terms of the Subcontractor Agreement.  Authorized subcontractors shall be listed in Exhibit H of this Agreement, as may be amended in writing by the parties from time to time.  Licensee shall promptly provide Callaway Golf with a copy of each executed Subcontractor Agreement it enters into with its authorized subcontractors.  Licensee shall promptly send copies of all executed Subcontractor Agreements to Callaway Golf’s Licensing Department at the address listed in Section 11.2 of this Agreement.

9.2           Liability of Licensee for Subcontractors’ Actions.  Except as otherwise provided herein, Licensee shall be liable to Callaway Golf for all liability resulting from the action or inaction of its suppliers or subcontractors.  Licensee shall use its best efforts (including, if necessary, termination) to ensure that its suppliers and subcontractors comply with the terms of the Subcontractor Agreement, including, but not limited to, provisions regarding employment, and restrictions prohibiting the design, prototyping, manufacturing or selling of any products for the benefit of the authorized subcontractor or any other person which are confusingly similar to the Licensed Products or any enhancements or improvements thereto, or any products which infringe on any patents, trademarks, trade names or trade dress rights of Callaway Golf or its subsidiaries or which incorporate a design that is confusingly similar to the Licensed Trademarks.

Article 10.            Confidentiality of Information and Use Restriction

10.1         Nondisclosure.

(a)           Each party agrees that any Proprietary Information (as defined below) of the other party to which such party becomes privy as a result of this Agreement shall not be divulged or disclosed to any third party without the express and prior written consent of the other party.  In addition, each party agrees to use such Proprietary Information only during the term of this Agreement and only in a manner that is consistent with the purposes of this Agreement.  In the event either party (the “Disclosing Party”) believes that it is legally required to disclose any of the other party’s Proprietary Information, such Disclosing Party shall give prompt and reasonable written notice to the other party prior to disclosing such Proprietary Information to a third party and, if and to the extent so requested in writing by the other party, the Disclosing Party shall take (at the other party’s expense) such legally permissible steps as are reasonably necessary or appropriate to protect the Proprietary Information, including, but not limited to, seeking orders from a court of competent jurisdiction preventing disclosure or limiting disclosure of such Proprietary Information.

(b)           Each party shall hold in confidence all Proprietary Information received from the other party until and/or unless any of the provisions of Section 10.1(d) apply.  Upon the termination of this Agreement and upon the written request of the other party, each party shall promptly return any written embodiment of any Proprietary Information of the other party in its possession, custody or control to the other party

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(including any information stored electronically).  In addition, upon the termination of this Agreement for any reason, neither party will directly or indirectly use or exploit the Proprietary Information of the other party for any purpose whatsoever.

(c)           “Proprietary Information” shall mean information, whether written or oral, not generally available to the public relating to the trademarks or the business of either party.  Without limiting the foregoing, Proprietary Information includes the non-public concepts and ideas involved in the products designed, manufactured and/or sold by either party, whether patentable or not, and includes, but is not limited to, the non-public strategies, business plans, product plans, customer information, subcontractor information, processes, formulas, and techniques disclosed by one party to the other or observed or deduced by either party.

(d)           “Proprietary Information” shall not include any information which: (i) was in the lawful and unrestricted possession of the party receiving the information prior to its disclosure by the disclosing party; (ii) is or becomes generally available to the public as a result of acts other than those of the receiving party after receiving it; (iii) has been received lawfully and in good faith by the receiving party from a third party who did not derive it from the disclosing party; or (iv) is shown by acceptable evidence to have been independently developed by the receiving party.

(e)           Notwithstanding the foregoing confidentiality provisions, Licensee agrees that Callaway Golf may during the term of this Agreement and upon prior notice to Licensee disclose Licensee’s current and prospective designs to third-parties so that Callaway Golf may coordinate its global business efforts.

Article 11.            Miscellaneous

11.1         Miscellaneous Representations and Warranties by Licensee.  Licensee represents and warrants as follows, which representations shall be true and correct on the Effective Date and through the Initial Term and any renewal term:

(a)           Organization.  Licensee is a corporation duly organized, validly existing and in good standing under the laws of the state or country of its incorporation first written above with full power to enter into this Agreement.

(b)           Authority.  The execution and delivery of this Agreement has been duly authorized and approved by all requisite action and the consummation of the transactions contemplated hereby will be duly authorized and approved by all requisite action of Licensee, and no other authorizations or approvals, whether of governmental bodies or otherwise, will be necessary in order to enable Licensee to enter into or to comply with the terms of this Agreement.

(c)           Binding Effect of Documents.  This Agreement, upon execution and delivery thereof by Licensee, will have been duly entered into by Licensee, and will constitute legal, valid and binding obligations of Licensee.  Neither this Agreement nor

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anything to be done under this Agreement violates or shall violate any contract, document, understanding, agreement or instrument to which Licensee is a party or by which it is bound.

(d)           Business Practices.  Licensee shall: (i) conduct business in a manner that reflects favorably at all times on Callaway Golf and Callaway Golf’s goodwill and reputation; (ii) avoid deceptive, misleading or unethical business practices; (iii) make no false or misleading representation with regard to Callaway Golf or Callaway Golf products; and (iv) not solicit offers from any customer that engages in illegal or deceptive trade practices or any practices proscribed under this Agreement or under the laws, regulations or practices of the Territory.

11.2         Notices and Reports.  All notices and reports required or permitted pursuant to this Agreement shall be in writing and delivered by (i) Federal Express, United Parcel Service or DHL (“Express Carrier”), each postage pre-paid and sent via overnight delivery (or if overnight delivery is not available, then the soonest delivery offered by such carrier) or (ii) confirmed fax message followed by delivery by Express Carrier of a copy of the notice.  All such notices shall be addressed to Callaway Golf or Licensee at their addresses and fax numbers as listed herein or to such other address as either party may from time to time advise in writing in accordance with this section.

Callaway Golf Company 2180 Rutherford Road Carlsbad, CA 92008-7328 Attn: Vice President Global Licensing & Accessories Tel: [***] Fax: [***]	Sport Haley, Inc. 4600 East 48th Avenue Denver, Colorado 80216 Attn: President & Chief Executive Officer Tel: [***] Fax: [***]

With a copy to:	With a copy to:

Callaway Golf Company 2180 Rutherford Road Carlsbad, CA 92008-7328 Attn: Legal Department Tel: [***] Fax: [***]	Steven W. McDonald, Esq. Berliner McDonald P.C. 5670 Greenwood Plaza Blvd., Suite 418 Greenwood Village, CO 80111-2408 Tel: [***] Fax: [***]

All notices required or permitted under this Agreement which are addressed as provided in this section, if delivered by facsimile, shall be effective upon transmission provided a confirmation copy is sent by Express Carrier and upon confirmed delivery if sent by Express Carrier.  All notices and reports shall be written in English.

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11.3         Entire Agreement; Governing Law.

(a)           The provisions of this Agreement contain the entire agreement between the parties relating to the subject matter hereof and supersede all prior agreements or understandings between the parties with respect to its subject matter including, without limitation, the May 3, 2001 license agreement between Spalding Sports Worldwide, Inc. and Licensee, as amended; provided, however, that this Agreement does not supersede or affect the effectiveness of that certain letter agreement between Callaway Golf and Licensee, dated January 11, 2008 and signed by Licensee on March 27, 2008, concerning the termination of Licensee’s rights to the TOP-FLITE® trademark.  This Agreement may not be released, discharged, abandoned, changed or modified in any manner except by an instrument in writing signed by the parties.

(b)           This Agreement will be governed by and interpreted under the laws of the State of California (U.S.A.) and the United States of America, without regard to choice of law principles.

11.4         Governmental Licenses, Permits and Approvals.  Except with regard to the Licensed Trademarks, Licensee, at its expense, shall be responsible for obtaining and maintaining all licenses, permits and approvals which are required by all appropriate governmental authorities in connection with this Agreement and the distribution of the Licensed Products in the Territory.  Licensee shall furnish to Callaway Golf written evidence from such governmental authorities of any such licenses, permits, clearances, authorizations, approvals, registration or recording.

11.5         Only Licensing Relationship.  Nothing contained herein shall be construed to constitute either party as a partner, employee or general agent of the other party nor shall either party have any authority to bind the other except as expressly provided for herein.  The parties shall remain independent contractors.  The officers, agents and employees of one party shall not be considered agents or employees of the other.  Neither party has any power or authority to make any statement or representation or to incur any debt, obligation or liability on behalf of the other party, and each party agrees not to hold itself out or permit others to hold themselves out as having such authority.

11.6         Assignability.  Neither party may assign, encumber or in any way transfer or delegate any interest, right or duty under this Agreement without the prior written consent of the other, which consent may be withheld for any reason or no reason except that Callaway Golf may assign this Agreement without Licensee’s consent to any direct or indirect subsidiary or affiliate to which it assigns the Licensed Trademarks or to any other entity that purchases all or substantially all of the assets of that portion of Callaway Golf to which the Licensed Products or the subject matter of this Agreement pertains.

11.7         Binding Nature.  This Agreement shall be binding on the heirs, successors, subsidiaries and permitted assigns of the parties hereto.

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11.8         Waiver.  The waiver by either party or the failure by either party to claim a breach or default of any provision of this Agreement shall not constitute a waiver of any subsequent breach or default.  Nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

11.9         Unenforceable Provision.  If any provision of this Agreement violates or is unenforceable under any applicable law of any jurisdiction in which activities hereunder are performed, that provision shall be deemed void and the remaining provisions shall remain in full force and effect.  In lieu of such void provision, there shall automatically be added a substitute valid provision as near to the intent and purpose of the void provision as is possible.

11.10       Attorney’s Fees.  Except as otherwise specifically provided herein, in any dispute, whether or not litigation is commenced, the prevailing party shall be entitled to its costs and expenses incurred, including reasonable attorneys’ fees.

11.11       Counterparts.  This Agreement may be executed by the parties hereto in several counterparts, and each such counterpart shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement.

11.12       Interpretation.  The language in this Agreement shall in all cases be construed as a whole and in accordance with its fair meaning.  This Agreement shall not be construed for or against either party as a result of the initial preparation or drafting by a party of any provision hereof.

11.13       Headings; Exhibits.  The headings of the sections are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.  All Exhibits to this Agreement are hereby incorporated herein.  All capitalized defined terms used in the Exhibits but not defined in the Exhibits shall have the meanings defined in this Agreement.

11.14       Force Majeure.  If the performance of any part of this Agreement by either party is prevented, hindered or delayed by reason of any cause beyond the control of such party, which shall include war, mobilization, revolution, civil commotion, riot, strike, lockout, flood, hurricane, act of God or public enemy, restriction or restraint imposed by law, rule, regulation or order by government authority, or interruption of transportation facilities (“Force Majeure Event”), the party affected shall promptly provide notice thereof to the other party and shall be excused from such performance to the extent that it is necessarily prevented, hindered or delayed thereby during the continuance of any such happening or event; provided, however, that the party affected shall use commercially reasonable efforts to resume the performance of its obligations under this Agreement.

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11.15       Dispute Resolution.

(a)           The parties desire to resolve disputes arising out of this Agreement without litigation.  Accordingly, except for an action seeking a temporary restraining order or injunction related to the purposes of this Agreement, a suit to compel compliance with this dispute resolution process, or the entry and enforcement of any judgment on any arbitration award, the parties agree to meet and negotiate in good faith to resolve any dispute arising under this Agreement.  The location, format, frequency, duration and conclusion of these discussions shall be left to the discretion of the parties.  Except as otherwise provided, the discussions will commence within thirty days after written notice of a dispute from any party.

(b)           Except as otherwise provided, if a determination is made by any party that continuation of the negotiation process is not warranted, the dispute shall be submitted to mediation by a mediator in San Diego County pursuant to the Commercial Mediation Rules of the American Arbitration Association.  Any party may demand such mediation in writing in accordance with the procedures set out in those rules, which shall commence within sixty (60) days of such demand.

(c)           Except as otherwise provided, if a determination is made by any party that continuation of the mediation process is not warranted or if all of the matters in dispute are not resolved through mediation, the dispute shall be submitted to binding arbitration by an arbitrator mutually agreed upon by the parties or, if no arbitrator is mutually selected within sixty days of a written demand therefor, then by a retired judge from the Judicial Arbitration and Mediation Service/Endispute (“JAMS”) office located in San Diego, California, who shall have the powers to hear motions, control discovery, conduct hearings and otherwise do all that is necessary to resolve the matter.  The arbitration shall be held in San Diego County.  The arbitration award shall be final and binding, and judgment on the award may be entered in any court having jurisdiction thereof.  It is expressly understood that the parties have chosen arbitration to avoid the burdens, costs and publicity of a court proceeding, and the arbitrator is expected to handle all aspects of the matter, including discovery and any hearings, in such a way as to minimize the expense, time, burden and publicity of the process, while assuring a fair and just result.  In particular, the parties expect that the arbitrator will limit discovery by controlling the amount of discovery that may be taken (e.g., the number of depositions or interrogatories) and by restricting the scope of discovery to only those matters clearly relevant to the dispute.  It is further understood that any award of punitive damages by the arbitrator would be inconsistent with the commercial purposes of the Agreement and the status of the parties with respect to one another, and therefore neither the arbitrator nor any other tribunal is authorized or empowered to award punitive damages in any proceeding based upon this Agreement or the dealings hereby.

(d)           Nothing herein is intended to limit the right of either party to bring an action in the national courts of any country or state to enforce any patent, trademark, copyright or other intellectual property rights under the national laws of such country or state.

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[Remainder of Page Left Blank Intentionally; Signatures on Following Page]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its duly authorized representative as of the Effective Date.

SPORT HALEY, INC.		CALLAWAY GOLF COMPANY
a Colorado corporation		a Delaware corporation

By:	/s/ Donald W. Jewell	By:	/s/ Steven C. McCracken
	Donald W. Jewell		Steven C. McCracken
	President and Chief Executive Officer		Senior Executive Vice President and Chief Administrative Officer

Date Signed: May 20, 2008		Date Signed: May 27, 2008

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EXHIBIT INDEX

Exhibit A:	Territory

Exhibit B:	Licensed Trademarks

Exhibit C:	Licensed Products

Exhibit D:	Authorized Distribution Channels

Exhibit E:	Royalties

Exhibit F:	Minimum Annual Royalties

Exhibit G:	Minimum Advertising Expenditures

Exhibit H:	Authorized Subcontractors

Exhibit I:	Form of Subcontractor Agreement

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EXHIBIT A

TERRITORY

The Territory is described as comprising the following:  United States, its territories and possessions, Canada, Mexico, United Kingdom, European Union, Aruba, Cayman Islands, Jamaica, Dominican Republic, Bahamas and British Virgin Islands

No additions or other modifications may be made to the Territory unless in the form of a written amendment to this Agreement executed by both parties.

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EXHIBIT B

LICENSED TRADEMARKS

The Licensed Trademark(s) which Licensee will be permitted to apply to the Licensed Products in accordance with this Agreement is/are shown below:

[Ben Hogan®]

[BH]

Such Licensed Trademark(s) shall be applied to the Licensed Products as follows:  By stamping, embroidering, sewing or printing them directly on the Licensed Products

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EXHIBIT C

LICENSED PRODUCTS

EXCLUSIVE PRODUCTS

Men’s golf-inspired knit tops, pants, shorts, sweaters, vests, the original Ben Hogan “driving hat”, outerwear/rainwear and the following golf-inspired men’s apparel products: sport coats/blazers, neckwear, sport and dress shirts (wovens)

NON-EXCLUSIVE PRODUCTS

None

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EXHIBIT D

AUTHORIZED DISTRIBUTION CHANNELS

Licensee is authorized to distribute the Licensed Products to “green grass” and upscale “off-course” golf specialty accounts, and upscale department stores.  Prior to any distribution of the Licensed Products by Licensee to any retailers other than “green grass” and upscale “off-course” golf specialty accounts, Licensee will submit to Callaway Golf, for its approval, a list of such retailers selected by Licensee to sell the Licensed Products.  Callaway Golf shall not unreasonably withhold or delay its approval of such list.

Callaway Golf acknowledges and approves Licensee’s Internet site which promotes and markets the Licensed Products as of the Effective Date.  However, any material changes to that site are subject to Callaway Golf’s further approval.

No modifications of the Authorized Distribution Channels (other than as described above) will be effective unless they are in the form of a written amendment to this Agreement, executed by both parties.

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EXHIBIT E

ROYALTIES

Selling Period	Royalty Rate As % of Net Sales	Quarterly Payment Dates
Entire Term	[***]% of Net Sales	Q1 - April 30
Q2 - July 31
Q3 - October 31
Q4 - January 31

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EXHIBIT F

MINIMUM ANNUAL ROYALTIES

Period	Minimum Annual Royalties (US$)
2008	$[***]
2009	$[***]
2010	$[***]
2011	$[***]
2012	$[***]
2013	$[***]

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EXHIBIT G

MINIMUM ADVERTISING EXPENDITURES

Period	Minimum Required Expenditure (US$)
EntireTerm	[***]% of Net Sales

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EXHIBIT H

AUTHORIZED SUBCONTRACTORS

The following are Licensee’s authorized subcontractors, as of the Effective Date (subject to such subcontractors’ execution of the Subcontractor Agreement):

[SPECIFY THE FOLLOWING FOR EACH SUBCONTRACTOR:

FULL LEGAL NAME OF BUSINESS

FULL ADDRESS

TELEPHONE NUMBER

FAX NUMBER

CONTACT NAME]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

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EXHIBIT I

FORM OF SUBCONTRACTOR AGREEMENT

SUBCONTRACTOR  LIMITED TRADEMARK SUBLICENSE AGREEMENT

This Subcontractor Limited Trademark Sublicense Agreement (“Agreement”) is made and entered into as of                           (“Effective Date”), by and between [MANUFACTURER’S FULL LEGAL NAME], a [MANUFACTURER’S STATE OF INCORPORATION] (“Manufacturer”), and [SUBCONTRACTOR’S FULL LEGAL NAME],  a [SUPPLIER’S STATE OF INCORPORATION]  (“Subcontractor”).

RECITALS

A.            Callaway Golf Company, a Delaware corporation (“Callaway Golf”) has used and is the owner of the trademarks described in Schedule 1 attached hereto and made a part hereof (the “Licensed Trademarks”).  Callaway Golf has registered and/or has applied for trademark registration of the Licensed Trademarks in one or more countries throughout the world.

B.            Callaway Golf has granted Manufacturer a limited, non-exclusive license to use the Licensed Trademarks on certain products.

C.            Manufacturer wishes to utilize Subcontractor to manufacture certain of the products in accordance with specifications established by Callaway Golf, and in all cases meeting Callaway Golf’s quality control standards.

D.            In connection with such manufacturing, Subcontractor will require the use of the Licensed Trademarks.  Manufacturer is willing to sublicense and allow Subcontractor to use the Licensed Trademarks, subject to the terms and conditions set forth in this Agreement.

AGREEMENT

In consideration of the foregoing Recitals, the covenants hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.             GRANT OF LICENSE

Subject to the terms and conditions of this Agreement, Manufacturer hereby grants to Subcontractor a limited, non-transferable, non-exclusive license and right to apply the Licensed Trademarks to certain products as designated by the Manufacturer as set forth on Schedule 2 attached hereto and made a part hereof (the “Products”) and to sell or otherwise provide the Products bearing the Licensed Trademarks (hereinafter, the “Licensed Products”) solely to Manufacturer.  The sale,

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giveaway, display, exhibition or other transfer of Licensed Products to any party other than Manufacturer, shall be a violation of this Agreement and grounds for immediate termination hereof, as well as entitling Manufacturer and Callaway Golf to pursue any and all available legal and equitable remedies.  Except as specifically granted herein, Subcontractor shall have no rights, express or implied, in the Licensed Trademarks or any other patent, trademark, service mark, trade dress, design, copyright or other proprietary or intellectual property rights of Callaway Golf.

2.             TERM AND TERMINATION

(a)           Term.  The license granted hereunder shall commence on the Effective Date and shall remain in effect until the Manufacturer terminates it.

(b)           Termination.

                (i)            Manufacturer may, in its sole discretion, with or without cause, terminate this Agreement and revoke the license hereby granted at any time without incurring any liability to Subcontractor.

                (ii)           Callaway Golf has the right, at any time in its sole discretion, to require Manufacturer to terminate this Subcontractor Agreement.  Subcontractor agrees that upon termination of that certain Manufacturing and Trademark License Agreement between Manufacturer and Callaway Golf for any reason whatsoever, this Agreement (and the license granted the Subcontractor hereby) shall immediately terminate and Callaway Golf shall have no liability to Subcontractor; provided, however, that Callaway Golf shall have the right, in its sole and absolute discretion, to elect to continue this Agreement or to enter into a new Subcontractor Agreement directly with Subcontractor.

(c)           Survival of Obligations.  Upon termination or expiration of the license granted under this Agreement by operation of law or otherwise, all rights (including the right to use the Licensed Trademarks), privileges and obligations arising from this Agreement (except the obligations of Sections 2(c), 3, 4, 6, 7, 8, 10, 14, 16(c) and 16(f) of this Agreement) also shall terminate.  The obligations set forth in the Sections enumerated above shall survive the expiration or earlier termination of this Agreement.

3.             NON-COMPETITION

Subcontractor shall not design, prototype, sample, manufacture or sell any products for itself or any other person confusingly similar to the Licensed Products or any enhancements or improvements thereto, or any products which infringe on any patents, trademarks, trade names or trade dress rights of Callaway Golf or its subsidiaries or which incorporate a design that is similar to the Licensed Trademarks.

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4.             AUDIT AND INSPECTIONS; WORKFORCE

(a)           Maintenance of Records.  During the term of this Agreement and for a period of three (3) years thereafter, Subcontractor shall keep maintain and preserve complete and accurate books of account and records covering all transactions relating to this Agreement, including, without limitation, invoices, correspondence, inventory accounting, banking and financial records (“Records”).

(b)           Audit of Records.  During the term of this Agreement and for a period of three (3) years thereafter, Manufacturer, Callaway Golf and/or their duly authorized representatives will have the right during reasonable business hours upon advance written notice to Subcontractor to inspect and audit the Records to ensure Subcontractor’s compliance with the terms of this Agreement.

(c)           Adverse Material Change in Condition.  Subcontractor shall notify Manufacturer and Callaway Golf in writing of any adverse material change in Subcontractor’s financial condition that will likely affect its performance under this Agreement at the time such material change occurs or when Subcontractor learns of the possibility of such a change, whichever is sooner.

(d)           Security Audit.  Subcontractor shall maintain at its various facilities security systems and systems for accounting for Products, to adequately protect the Products and Callaway Golf’s and/or Manufacturer’s tooling or other equipment or property (including the Specifications) and trademarks (collectively referred to herein as “Property”) against loss or theft.  At Manufacturer’s and/or Callaway Golf’s request, at any time upon reasonable notice to Subcontractor, Subcontractor will allow for Manufacturer and/or Callaway Golf to inspect and audit Subcontractor’s premises, security systems and/or systems for accounting for Products and Property and provide written documentation of the systems and their operation.  Subcontractor agrees to promptly implement, at its expense, any new procedures, adjustments and/or changes to such systems as required by Manufacturer and/or Callaway Golf.  Subcontractor’s failure to implement any such new procedures, adjustments and/or changes shall be grounds for termination of this Agreement pursuant to Section 2(b) of this Agreement.

(e)           Prevention of Unauthorized Production and Theft.  During the term of this Agreement and any extended term hereof, Subcontractor will take all necessary measures to prevent the theft or loss from Subcontractor’s facilities of all Products being manufactured for Manufacturer (including all component parts thereof), and Property.  Subcontractor will also take all necessary measures to prevent the unauthorized production of Products and Property in Subcontractor’s facilities (“overruns”) and the entry of such products into the marketplace.  Subcontractor also agrees to assist Manufacturer and/or Callaway Golf in their efforts to prevent counterfeiting of Callaway Golf products and Property by immediately reporting to Manufacturer and Callaway Golf any information it obtains concerning the counterfeiting of Callaway Golf products and Property, and by cooperating fully in any investigations by Manufacturer and/or Callaway Golf of the counterfeiting of Callaway Golf products and Property.

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In the event that Manufacturer and/or Callaway Golf finds it necessary to investigate theft or loss of its products and other Property from Subcontractor, or establishes that overruns produced by Subcontractor are available in the marketplace, Manufacturer and Callaway Golf will be entitled to recover from Subcontractor (e.g. by price reduction, credit, offset, invoice, or otherwise) all its investigative costs, as well as all attorney fees required to oversee said investigations, to include attorney fees associated with any civil or criminal litigation that might result.  Subcontractor also agrees that, for each component recovered by Callaway Golf or law enforcement authorities that can be established as either having been stolen from Subcontractor, or manufactured on Subcontractor’s premises as “overrun” product, Callaway Golf will be entitled to reimbursement by Subcontractor at a rate of two times the purchase price normally paid to Subcontractor by Callaway Golf for the component in question.

(f)            Manufacturing Processes Audit.  During the term of this Agreement, Manufacturer and/or Callaway Golf and their duly authorized representatives will have the right during reasonable business hours upon advance written notice to Subcontractor to inspect and audit the manufacturing processes of Subcontractor to ensure that the manufacture of the Products is in compliance with the terms of this Agreement.

(g)           Subcontractor Conduct.  Subcontractor agrees that it will under all circumstances:  (i) comply with all applicable laws, including labor and employment laws and industry standards in the countries Subcontractor does business, including, but not limited to, compliance with all laws and industry standards regulating minimum wage, overtime, workplace safety, maximum hours and benefits, and will use fair employment practices as defined by such applicable laws and industry standards; (ii) provide at least one day off in every seven (7) day period, except as required from time to time to meet urgent business needs; (iii) not hire any employee under the age of fourteen (14), under the age interfering with compulsory schooling, or under the minimum age established by law, whichever is greater; (iv) provide employees with a safe, healthy and humane workplace, free of harassment; (v) provide safe and healthy housing, when residential housing is provided to employees; (vi) employ persons whose presence is voluntary and not use prison labor or forced labor, indentured bonded or otherwise, or corporal punishment or other forms of mental or physical coercion as a form of discipline of employees; (vii) recognize and respect the right of employees to exercise their lawful rights of collective bargaining and free association, including whether or not to join a given association; (viii) not discriminate in hiring, paying, promoting or terminating employees on grounds of race, religion, national origin, political affiliation, sexual preference, disability or gender, and instead hire, pay, promote and terminate employees on the basis of their ability to do the job; (ix) comply with all applicable environmental laws, rules, regulations and standard applicable to Subcontractor’s operations, and observe environmentally conscious practices in all locations where they operate; (x) cooperate with local, national and foreign customs authorities and drug enforcement agencies to guard against illegal shipment of drugs; and (xi) comply with customs laws and in particular, establish and maintain programs regarding illegal transshipment of Products.  During the term of this Agreement, Manufacturer, Callaway

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Golf and their respective duly authorized representatives will have the right during reasonable business hours upon advance written notice to Subcontractor to inspect and audit Subcontractor’s compliance with this provision.

5.             QUALITY CONTROL; REPORTS

(a)           Compliance with Standards.  The parties agree that prompt delivery, high quality products and effective customer service by Subcontractor are of the greatest importance in the distribution and sale of Licensed Products hereunder and are the essence of this Agreement.  Subcontractor acknowledges that Manufacturer is entering into this Agreement with the expectation that the Licensed Products will be of the highest quality, consistent with Callaway Golf’s specifications and quality control standards.  Subcontractor shall apply the Licensed Trademarks only to Products which have been manufactured in accordance with the directions, specifications and quality control standards in materials, design and workmanship specifically approved by Callaway Golf, in its sole discretion.

(b)           Samples.  Subcontractor agrees to furnish to Manufacturer random samples of Licensed Products taken from regular production, along with specimens of all packaging, as Manufacturer may request from time to time and at no cost to Manufacturer, for inspections and tests to assure conformance of the Licensed Products to Callaway Golf’s standards.  Such samples shall become the property of Manufacturer upon delivery.

(c)           Subcontractor Certification.  Subcontractor acknowledges that throughout the term of this Agreement, Subcontractor shall continue to comply in all respects with the supplier criteria established under Callaway Golf’s vendor certification program, as determined by Callaway Golf in its sole discretion.  Subcontractor will allow Callaway Golf to engage in activities such as unannounced on-site inspections of its facilities in order to monitor compliance with this Agreement and Callaway Golf’s supplier criteria.

(d)           Activity Reports.  During the term of this Agreement, within 30 days of the end of each quarter, Subcontractor shall submit an activity report to Callaway Golf for such quarter listing all shipments of the Licensed Products by the Subcontractor to the Manufacturer, and copies of the invoices related thereto.  Such reports shall be submitted to Callaway Golf’s Licensing Department at the Callaway Golf address shown in Section 11 of this Agreement.

6.             PRODUCT WARRANTY, DEFECTS AND RETURNS

(a)           Warranty.  Subcontractor represents and warrants that:  (i) the Licensed Products will not infringe upon the patent, trademark, service marks, trade name, trade dress, design, copyright or any other proprietary or intellectual property rights of any third party; and (ii) the Licensed Products will conform to the specifications, data, samples and/or other information furnished to Manufacturer and approved by

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Callaway Golf and, without limiting the foregoing, that the Licensed Products shall be merchantable, of good material and workmanship and free from any defects.

(b)           Destruction of Unused or Defective Products.  Unless otherwise directed by Callaway Golf, Subcontractor shall destroy all Licensed Products which are not to be delivered to Manufacturer in the normal course of business for any reason, including, without limitation, manufacturing overruns and rejected products or components, as well as any Licensed Products that are returned to Subcontractor by Manufacturer for any reason and are not to be re-worked and re-delivered to its customers in the normal course of business.  The destruction of the Licensed Products shall be by cutting and shredding so that the parts are unrecognizable as Licensed Products or product components.

7.             PROTECTION OF LICENSED RIGHTS

(a)           Ownership of Rights.  Subcontractor acknowledges that Callaway Golf is the owner of the Licensed Trademarks and the goodwill attaching to the Licensed Trademarks.  Subcontractor also agrees that any and all rights that may be acquired by the use of the Licensed Trademarks by Subcontractor shall inure to the sole benefit of Callaway Golf.  Subcontractor agrees to execute all documents and/or instruments reasonably requested by Callaway Golf to effect further registration of, maintenance and renewal of the Licensed Trademarks and, if requested by Callaway Golf, to record Subcontractor as a registered user of the Licensed Trademarks.

(b)           No Warranties.  Neither Callaway Golf nor Manufacturer makes any representations and disclaims any warranties, express or implied, regarding ownership of any rights in or the validity of the Licensed Trademarks.

(c)           Use of Licensed Trademarks.

(i)            Subcontractor shall not use the Licensed Trademarks or any part thereof as part of a corporate name, trade name, internet domain name, email address, d.b.a., etc. and shall use them only on the Licensed Products.  Subcontractor shall not use any other trademark, logo or name that is confusingly similar to or identified with Callaway Golf or its subsidiaries or the Licensed Trademarks.  Subcontractor shall not use the Licensed Trademarks in conjunction with any other trademark, word or symbol, without the prior written consent of Callaway Golf, in its sole discretion, nor shall Subcontractor use the Licensed Trademarks in any manner that may reflect adversely on the Licensed Trademarks, the good name of Callaway Golf or any of its programs or policies.  Subcontractor is not authorized to and is expressly prohibited from using the Licensed Trademarks in publicity or advertising, including, but not limited to, use on Subcontractor’s website, letterhead, signs, brochures and other printed or electronic materials, without the prior written consent of Callaway Golf, in its sole discretion.

(ii)           Other than to Manufacturer, Subcontractor shall not transfer any Licensed Trademarks by way of any medium to any other party.  For purposes of

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this Agreement, “medium” shall include (but not be limited to):  (i) images printed or otherwise applied to paper (such as typed, printed, written, or faxed images); (ii) images recorded in digital form (including, but not limited to, files created by word processor, paintbrush, and/or graphics software) and stored in removable media (including, but not limited to, compact disc (“CD”), zip disk, memory card/stick/flash media, floppy disk), fixed media (including, but not limited to, computer hard disk), or sent via electronic mail (including attachments thereto) or otherwise downloaded via the internet, and/or telephone line (e.g., via modem); and (iii) line art.

(iii)          Subcontractor shall treat the media upon which the Licensed Trademarks are delivered to an/or stored by Subcontractor with the utmost level of care and security.  Subcontractor shall store all such media in a secure location.  For purposes of this Agreement, a “secure location” shall include, but not be limited to:  (i) for items in tangible format, such as on paper or floppy disk, a “secure location” would be a locked room or file cabinet accessible only to a limited number of Subcontractor’s employees on a strict “need to know” basis; and (ii) for items stored in electronic format, such as on hard disk or other electronically-recorded files, a “secure location” would be on a personal computer in a locked room or other secure area accessible only to a limited number of Subcontractor’s employees on a strict “need to know” basis, who could access the information only after inputting the appropriate password to unlock the file in question.

(iv)          The Licensed Trademarks shall be used as shown in Callaway Golf’s Style Guide.  Subcontractor shall not manipulate or otherwise change the Licensed Trademarks in any way.

(v)           Callaway Golf may, at any time, in its discretion, request the destruction of any and all media in Subcontractor’s possession which bears or otherwise contains the Licensed Trademarks.  If so requested, Subcontractor shall provide Callaway Golf with a certificate signed by an officer of Subcontractor confirming such destruction.

(d)           No Registration.  Subcontractor further agrees not to register the Licensed Trademarks or any name or mark resembling or confusingly similar to the Licensed Trademarks in any state or country.  If any application for registration is or has been filed in any state or country by Subcontractor which relates to any name or mark which, in the sole opinion of Callaway Golf, is confusingly similar, deceptive or misleading with respect to the Licensed Trademarks, Subcontractor shall immediately abandon any such application or registration or, at Callaway Golf’s sole discretion, assign it to Callaway Golf. Subcontractor shall reimburse Callaway Golf for all costs and expenses of any opposition, cancellation or related legal proceedings, including attorneys’ fees, incurred by Callaway Golf or its authorized representative in connection with any such registration or application.

(e)           No Contest.  Neither Subcontractor nor any of its employees, officers, directors or agents shall, during the term and after the expiration or termination

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of this Agreement, directly or indirectly contest or aid others in contesting or do anything or aid others in doing anything which might impair the validity of or the ownership rights of Callaway Golf in the Licensed Trademarks or dilute the nature of the Licensed Trademarks, or the goodwill in the Licensed Trademarks, except as may be required pursuant to the order of a court or governmental agency.

(f)            Infringement.  In the event that Subcontractor learns of any infringement, threatened infringement or illegal use of the Licensed Trademarks, or that any third party alleges or claims that the Licensed Trademarks are liable to cause deception or confusion to the public, or that the Licensed Trademarks are liable to dilute or infringe any right of any third party, Subcontractor shall immediately notify Callaway Golf giving the particulars thereof.  In the event that Callaway Golf decides in its sole discretion that proceedings should be commenced or defended, Subcontractor shall provide necessary information and assistance to Callaway Golf or its authorized representative, including, but not limited to, access to all of Subcontractor’s records, files and other information regarding the purchase, manufacture, distribution, and sale of the Licensed Products or the use of the Licensed Trademarks.  Any such proceedings shall be at the expense of Callaway Golf, and any recoveries shall belong to Callaway Golf.  Nothing herein, however, shall be deemed to require Callaway Golf, or to permit Subcontractor, to enforce the Licensed Trademarks against others.  Subcontractor shall not take any action to prevent infringements, imitations or illegal uses of the Licensed Trademarks without the prior written consent of Callaway Golf.

8.                                      CONFIDENTIALITY OF INFORMATION

(a)           Non-Disclosure.  Subcontractor agrees that any Proprietary Information (as hereinafter defined) which Subcontractor receives as a result of this Agreement or otherwise shall not be divulged or disclosed to any other party without the prior express written consent of Callaway Golf. In addition, Subcontractor shall hold in confidence any Proprietary Information and agrees to use Proprietary Information only during the term of this Agreement in a manner consistent with the purposes of this Agreement.  In the event Subcontractor believes that it is legally required to disclose any Proprietary Information, Subcontractor shall give reasonable notice to Callaway Golf prior to disclosure to a third party and shall take such legally permissible steps as are reasonably necessary to protect the Proprietary Information, including, but not limited to, seeking orders from a court of competent jurisdiction preventing disclosure or limiting disclosure thereof.  Upon the expiration or earlier termination of this Agreement, Subcontractor shall promptly return to Callaway Golf, or, with Callaway Golf’s prior written consent, shall destroy all written (including that which is contained on computers) Proprietary Information in its possession, custody or control, regardless of the source of such information or material.

(b)           Proprietary Information.  “Proprietary Information” shall mean information, whether written, oral, or in computer/machine readable form, not generally available to the public relating to the Licensed Trademarks, Licensed Products, or products or business of Callaway Golf or its subsidiaries. Without limiting the foregoing,

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it includes the concepts and ideas involved in the products designed and manufactured by Callaway Golf or its subsidiaries or upgrades of such products, whether patentable or not, and includes, but is not limited to, all designs, processes, formulas, manuals and techniques disclosed by Callaway Golf or Manufacturer to Subcontractor or observed by Subcontractor, whether or not related to the Licensed Products.

9.             AGREEMENT PERSONAL

Except for Callaway Golf which is a third party beneficiary hereunder, the benefit of this Agreement shall be personal to Subcontractor who shall not subcontract, transfer or assign the same or any of its rights or obligations hereunder, nor grant or purport to grant any sublicense with respect to the Licensed Trademarks (and any purported subcontract, transfer or assignment shall automatically be null and void).  Subcontractor shall conduct all manufacturing, packaging and storage of the Licensed Products at its facilities and shall not contract with any other person or entity to manufacture, package or store the Licensed Products.

10.          INJUNCTIVE RELIEF

Subcontractor acknowledges that the Proprietary Information has been developed or obtained by the investment of significant time, effort and expense and provides Callaway Golf with a significant competitive advantage in its business.  Moreover, Subcontractor acknowledges that the Licensed Trademarks represent the goodwill of Callaway Golf.  If Subcontractor:  (a) fails to comply with any of the confidentiality obligations hereunder, or (b) fails to comply with any of the provisions contained in this Agreement pertaining to the use or restrictions on use of the Licensed Trademarks, Subcontractor agrees that in either event Callaway Golf will suffer immediate, irreparable harm for which monetary damages will provide inadequate compensation.  Accordingly, Subcontractor agrees that Callaway Golf will be entitled, in addition to any other remedies available to it, at law or in equity, to immediate injunctive relief to specifically enforce the terms of this Agreement.

11.                               NOTICES

Any material, copy, sample, specimen, payment, report or notice required or permitted to be given under this Agreement shall be given in writing, certified, return receipt requested or registered and postage prepaid, or by confirmed facsimile message, overnight delivery by nationally recognized courier service or personal delivery, and shall be directed by one party to the others at their respective address as follows unless otherwise provided for in this Agreement:

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Manufacturer:

«Company»
«Address1»
«Address2»
«Address3»
Telephone:	«WorkPhone»
Facsimile:	«Fax»
Attention:	«PointofContact»

Subcontractor:

Telephone:
Facsimile:
Attention:

with a copy to:

Callaway Golf Company
2180 Rutherford Road
Carlsbad, California 92008-8815
Telephone: [***]
Facsimile: [***]
Attention: Licensing Department

Callaway Golf Company
2180 Rutherford Road
Carlsbad, California 92008-8815
Telephone: [***]
Facsimile: [***]
Attention: Legal Department

Any party may change its address to which notices or requests shall be directed by written notice to the parties, but until such change of address has been received, any notice or request sent to the above address shall be valid.

12.                               COMPLIANCE WITH LAWS

In the performance of this Agreement, Subcontractor shall comply with all applicable laws and regulations, including those pertaining to the proper use and

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designation of the Licensed Trademarks and including those pertaining to the manufacturing, labeling, and distribution of Licensed Products. Should Subcontractor become aware of any applicable laws or regulations that are inconsistent with the provisions of this Agreement, Subcontractor shall immediately notify Manufacturer and Callaway Golf of such inconsistency. Manufacturer and Callaway Golf may, at each of their option, either waive the performance of such inconsistent provisions, make such modifications to this Agreement as may be mutually agreed upon by the parties hereto, or terminate the license and rights granted hereunder.

13.          GOVERNMENTAL LICENSES, PERMITS AND APPROVALS

Subcontractor, at its expense, shall be responsible for obtaining and maintaining all licenses, permits and approvals which are required by all appropriate governmental authorities in connection with this Agreement, and complying with any requirements of such governmental authorities for the registration or recording of this Agreement. Subcontractor shall furnish to Manufacturer and Callaway Golf written evidence from such governmental authorities of any such licenses, permits, clearances, authorizations, approvals, registration or recording.

14.          DISPUTE RESOLUTION

Subcontractor agrees to be joined in any proceeding brought between Manufacturer and Callaway Golf relating to the subject matter of that certain Manufacturing and Trademark License Agreement between Manufacturer and Callaway Golf and further agrees to the jurisdiction in which such legal proceeding is brought.

(Subcontractor Initials)

15.          WAIVER

Subcontractor expressly waives and disclaims any additional or superior rights under this Agreement or as a result of any efforts of Subcontractor pursuant to this Agreement, as against Callaway Golf.

16.          MISCELLANEOUS

(a)           Section Headings.  The headings of the Sections hereof are included for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

(b)           Entire Agreement; Conflicts.  This Agreement contains the entire agreement between Manufacturer and Subcontractor relating to the subject matter hereof, including the use by Subcontractor of the Licensed Trademarks and the manufacture and sale of the Licensed Products by Subcontractor, and supersedes all

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prior agreements and understandings, oral or written, between the parties.  This Agreement may not be released, discharged, abandoned, changed or modified in any manner except by an instrument in writing signed by the parties.  In the event of any conflict between this Agreement and the provisions of any other agreement involving Subcontractor and Manufacturer, including but limited to, any applicable Callaway Golf Purchase Order, the provisions of this Agreement shall prevail.

(c)           Governing Law.  The construction and performance of this Agreement will be governed by the laws of the State of California (U.S.A.), without regard to choice of law principles.

(d)           Independent Contractor.  It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between Manufacturer and Subcontractor, and is not intended to make either party a general or special agent, joint venturer, partner, or employee of the other for any purpose. Subcontractor, therefore, shall have no authority to act for or on behalf of Manufacturer, or to commit Manufacturer to any contractual obligation, or to extend any warranty or make any representation on behalf of Manufacturer.  Similarly, Manufacturer shall have no authority to act for or on behalf of Subcontractor or any of its affiliates, or to commit Subcontractor or any of its affiliates to any contractual obligation, or to extend any warranty or make any representation on behalf of Subcontractor or any of its affiliates.  Neither Manufacturer nor Subcontractor shall be obligated by or have any liability under any agreements or representations made by the other which are not expressly authorized hereunder. Subcontractor shall not take any action or make any commitment for which it has no authority.

(e)           Severability.  If any provision of this Agreement violates or is unenforceable under any applicable law of any jurisdiction in which activities hereunder are performed, that provision shall be deemed void and the remaining provisions shall remain in full force and effect.

(f)            Legal Fees.  In any dispute, whether or not litigation is commenced, the prevailing party shall be entitled to its costs and expenses incurred, including reasonable legal fees.

[INTENTIONALLY LEFT BLANK]

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(g)           Counterparts.  The parties hereto in several counterparts may execute this Agreement, and each such counterpart shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in duplicate originals by its duly authorized representative as of the Effective Date.

[Manufacturer]	Subcontractor:

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

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SCHEDULE 1

LICENSED TRADEMARKS

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SCHEDULE 2

APPROVED PRODUCTS

Style	Description	Minimum Quantity

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